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                                                                   EXHIBIT 10.9

                                  MASTER LEASE

      THIS MASTER LEASE (this "Lease") is made as of October 1, 2002 (the "Effective Date"), by and between SCS FINANCE I, L.P., a Delaware limited partnership ("Lessor"), and SOUTHWEST CONVENIENCE STORES, LP, a Texas limited partnership ("Lessee").

                                  WITNESSETH:

      THAT, in consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree as follows:

      1. CERTAIN DEFINED TERMS. The following terms shall have the following meanings for all purposes of this Lease:

      "ADA" means the Americans with Disabilities Act of 1990, as such act may be amended from time to time.

      "Additional Rental" has the meaning set forth in Section 5.B.

      "Affiliate" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

      "Affiliated Borrower" means SCS Finance II, L.P., a Delaware limited partnership.

      "Applicable Regulations" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over any of the Properties or the Equipment, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the ADA and all policies or rules of common law, in each case, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to any of the Lessee Parties, each as in effect on the date of determination.

      "Applicable Rent Reduction Percentage" means, with respect to any Property, a fraction, the numerator of which shall be the original principal balance of the Note relating to such Property and Fee Equipment located thereon, and the denominator of which shall be the sum of all of the original principal balances of the Notes relating to all of the Properties and Fee Equipment then subject to this Lease, including such Property and Fee Equipment.

      "Base Annual Rental" means the amount of $2,309,941.08, which Base Annual Rental may be subject to adjustment from time to time as set forth in Section 21.

      "Base Monthly Rental" means an amount equal to 1/12 of the Base Annual Rental.

      "Business Day" means any day on which Lender is open for business other than a Saturday, Sunday or a legal holiday, ending at 5:00 P.M. Phoenix, Arizona time.

      "Change of Control" means a change in control of any of the Lessee Parties occurring as a result of: (i) any merger or consolidation by any of the Lessee Parties, as applicable, with or into any other entity other than another entity controlled by Alon Israel Oil Company Ltd. or any successor in interest thereto; or (ii) if any "Person" as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, who, subsequent to the Closing, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of any of the Lessee Parties, as applicable, representing 50% or more of the combined voting power of that Lessee Party's then outstanding securities (other than indirectly as a result of the redemption by any of the Lessee

SCS Finance I, L.P.

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Parties, as applicable, of its securities) including, without limitation, a change in control resulting from direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions; provided, however, that if no Event of Default, or events or circumstances which with the giving of notice or passage of time will result in an Event of Default, then exists (except for an environmental default being cured in accordance with Section 24.A.(vii)), then no Change in Control of any of the Lessee Parties shall be deemed to have occurred if immediately following the event that would otherwise cause that Change in Control: (i) Lessee has an aggregate amount of partners' capital equal to or greater than the aggregate amount of the partners' capital of Lessee, as determined in accordance with GAAP immediately prior to that event and the Corporate Fixed Charged Coverage Ratio of Lessee determined for the last twelve full months occurring prior to that event is at least 1.5:1; or (ii) the rating agency then rating the debt of Guarantor has confirmed that the credit rating of Guarantor is no lower than its credit rating immediately prior to that event; and provided, further, no event that would otherwise be deemed to be a Change in Control hereunder as a result of any merger or consolidation of, or the transfer of the voting stock or other voting ownership interests in, Alon Israel Oil Company Ltd. shall be deemed to be a Change in Control under this Agreement or any other Loan Document. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any of the Lessee Parties, as applicable.

      "Code" means Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq., as amended.

      "Corporate Fixed Charge Coverage Ratio" means with respect to Guarantor or Lessee, the "Corporate Fixed Charge Coverage Ratio" as defined in Section 24.A(xii) or Section 59, respectively.

      "Default Rate" means the lesser of the highest rate for which the undersigned may legally contract or the rate of 14% per annum.

      "Distributor" means Alon USA, LP, or any other distributor of petroleum products to the Properties, in accordance with a Permitted Concept.

      "Distributor Agreement" means the agreement or agreements with the Distributor (including any successor Distributor) with respect to the supply of petroleum products to the Properties, together with all amendments, modifications, supplements, or replacements thereto.

      "Effective Date" has the meaning set forth in the Preamble.

      "Environmental Compliance Activities" means any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis or any evaluation relating to Hazardous Materials.

      "Environmental Condition" means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or surrounding any of the Properties, which would reasonably be expected to or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against any of the Lessee Parties, Lessor or Lender by any third party (including, without limitation, any Governmental Authority), including, without limitation, any condition resulting from the operation of business at any of the Properties and/or the operation of the business of any other property owner or operator in the vicinity of the Properties and/or any activity or operation formerly conducted by any person or entity on or off any of the Properties.

      "Environmental Insurer" means American International Specialty Lines Insurance Company, or such other environmental insurance company as Lessor may select, and its successors and assigns.

      "Environmental Laws" means any applicable federal, state and local laws, statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities and common law, relating to Hazardous Materials or USTs and/or the protection of human health or the environment by reason of a Release or a Threatened Release of Hazardous Materials or USTs or relating to liability for or costs of Remediation, Environmental Compliance Activities or prevention of Releases. "Environmental Laws" includes, but is not limited to, the

SCS Finance I, L.P.

following statutes, as amended, any successor thereto, and any regulations, rulings, orders or decrees promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq.; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to USTs), 42 U.S.C. Sections 6901 et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 7401 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.; the Endangered Species Act, 16 U.S.C. Sections 1531 et seq. and the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq. "Environmental Laws" also includes, but is not limited to, any applicable federal, state and local laws, statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities and common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of any of the Properties to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Materials or USTs in connection with permits or other authorizations required by Governmental Authorities; relating to the handling and disposal of Hazardous Materials; relating to nuisance, trespass or other causes of action related to Hazardous Materials; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of any of the Properties by reason of the presence of Hazardous Materials or USTs in, on, under or above any of the Properties.

      "Environmental Liens" has the meaning set forth in Section 6.L(9).

      "Environmental Policies" means the environmental insurance policies issued by Environmental Insurer to Lender with respect to the Properties, which Environmental Policies shall be in form and substance satisfactory to Lender in its sole discretion.

      "Equipment" means the Fee Equipment and the Leasehold Equipment.

      "Equipment Loan Agreement" means the Equipment Loan and Security Agreement, dated as of the Effective Date, in effect between Lessor and Lender, as such agreement may be amended, modified or supplemented from time to time and any replacements or substitutions thereof.

      "Equipment Loan Documents" means, collectively, the Equipment Loan Agreement, the Equipment Notes, and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, all as amended, modified or supplemented from time to time, and any and all replacements or substitutions thereof.

      "Equipment Notes" means, collectively, the equipment promissory notes dated as of the Effective Date executed by Lessor and payable to Lender and secured by the Leasehold Equipment, as such notes may be amended, modified, restated and/or substituted from time to time.

      "Equipment Premises" means collectively or individually, as the context may require a parcel or all of the parcels of real property described by address and unit number in Exhibit B attached hereto, and legally described on Exhibit B-2 attached hereto, which are leased to Lessee pursuant to the Premises Leases and all rights, privileges and appurtenances associated therewith, including all buildings, fixtures and other improvements.

      "Equipment Premises Landlord" means the owner of the fee-simple interest in one or more Equipment Premises, which party leases such Equipment Premises to Lessee pursuant to a Premises Lease.

      "Event of Default" has the meaning set forth in Section 24.

      "Fee Equipment" means the furniture, machinery, equipment, trade fixtures, appliances, gas pumps and canopies, and all other tangible personal property now or hereafter located at the Properties owned by Lessor and leased to Lessee pursuant to this Lease.

SCS Finance I, L.P.

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      "GAAP" means generally accepted accounting principles consistently applied and in effect in the United States of America from time to time.

      "Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over any of the Properties, Equipment or any of the Lessee Parties.

      "Guaranty" means the unconditional guaranty of payment and performance dated as of the date of this Agreement executed by Guarantor, for the benefit of Lessor with respect to this Lease.

      "Guarantor" means Alon USA, Inc., a Delaware corporation, and its successors.

      "Hazardous Materials" means (a) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment containing dielectric fluid having levels of polychlorinated biphenyls in excess of applicable standards established by any Governmental Authority, or any petroleum product or additive; (c) any substance, gas, material or chemical which is now or hereafter defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes," "regulated substances" or words of similar import under any Environmental Laws, including, without limitation, "petroleum" and "petroleum-based substances" or any similar terms described or defined in any Environmental Laws and any applicable federal, state, county or local laws applicable to or regulating USTs; and (d) any other chemical, material, gas or substance the exposure to or release of which is prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over any of the Properties or the operations or activity at any of the Properties, or any chemical, material, gas or substance that does or is reasonably likely to pose a hazard to the health and/or safety of the occupants of any of the Properties or the owners and/or occupants of property adjacent to or surrounding the any of Properties.

      "Indemnified Parties" means Lessor, Environmental Insurer, Lender, their respective directors, officers, shareholders, trustees, beneficial owners, partners and members, any directors, officers, shareholders, trustees, beneficial owners, partners, members of any shareholders, beneficial owners, partners or members of Lessor, Environmental Insurer or Lender, and all employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any of the foregoing, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Lessor, Environmental Insurer or Lender, as applicable.

      "Lease Term" shall have the meaning described in Section 4.

      "Leasehold Equipment" means the furniture, machinery, equipment, trade fixtures, appliances, gas pumps and canopies, and all other tangible personal property now or hereafter located at the Equipment Premises owned by Lessor and leased to Lessee pursuant to this Lease.

      "Lender" means GE Capital Franchise Finance Corporation, a Delaware corporation, its successors and assigns, any successor lender in connection with any loan secured by Lessor's interest in any of the Properties and/or Equipment, and any servicer of any loan secured by Lessor's interest in any of the Properties and/or the Equipment.

      "Lessee Parties" means, collectively, Lessee and any guarantors of this Lease (including, in each case, any predecessors-in-interest).

      "Lessor Entities" means, collectively, Lessor (including any predecessor-in-interest to Lessor) and any Affiliate of Lessor (including any Affiliate of any predecessor-in-interest to Lessor).

      "Loan Agreement" means the Loan Agreement dated as of the Effective Date in effect between Lessor and Lender, as such agreement may be amended, modified or supplemented from time to time and any and all replacements or substitutions thereof.

SCS Finance I, L.P.

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      "Loan Documents" means, collectively, the Loan Agreement, the Notes, the
Mortgages and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, all as amended, modified and supplemented and any and all replacements or substitutions thereof.

      "Loan Pool" means:

            (i) in the context of a Securitization, any pool or group of loans that are a part of such Securitization;

            (ii) in the context of a Transfer, all loans which are sold, transferred or assigned to the same transferee; and

            (iii) in the context of a Participation, all loans as to which participating interests are granted to the same participant.

      "Losses" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys' fees, court costs and other costs of defense).

      "Material Adverse Effect" means a material adverse effect on (i) any of the Properties and/or Equipment, including, without limitation, the operation of any of the Properties and/or Equipment as a Permitted Concept, or (ii) Lessee's ability to perform its obligations under this Lease or any Premises Lease.

      "Memorandum" means the memorandum of master lease dated as of the Effective Date between Lessor and Lessee with respect to the Properties. A duplicate original Memorandum will be executed and recorded in the applicable real property records for each Property. Each Memorandum will contain exhibits with the addresses and store identification numbers for all of the Properties and the legal description for the applicable Property.

      "Mortgage" or "Mortgages" means, as the context may require, the mortgage or deed of trust dated as of the date of this Agreement executed by Lessor for the benefit of Lender with respect to a Property or the mortgages, deeds of trust or deeds to secure debt, assignments of rents and leases, security agreements and fixture filings dated as of the Effective Date executed by Lessor for the benefit of Lender with respect to all of the Properties, as the same may be amended, modified, restated and/or supplemented from time to time and any and all replacements or substitutions thereof. A Mortgage has been executed for each Property.

      "Notes" means, collectively, the promissory notes dated as of the Effective Date executed by Lessor and payable to Lender with respect to the Properties, as such notes may be amended, modified, restated and/or substituted from time to time.

      "Other Agreements" means, collectively, all agreements and instruments now or hereafter entered into between, among or by (1) any of the Lessee Parties and/or any Affiliate of any of the Lessee Parties (including any Affiliate of any predecessor-in-interest to any of the Lessee Parties), and, or for the benefit of, (2) any of the Lessor Entities; provided, however, the term Other Agreements shall not include this Lease or any Related Lease.

      "Participation" means one or more grants by Lender or any Affiliate of Lender to a third party of a participating interest in notes evidencing obligations to repay secured or unsecured loans owned by Lender or any Affiliate of Lender or any or all servicing rights with respect thereto.

      "Permitted Amounts" means, with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms the presence, use, storage, release or handling of which does not constitute a violation of any Environmental Laws and is customarily employed in the ordinary course of, or associated with, similar businesses located in the states in which the Properties are located.

SCS Finance I, L.P.

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      "Permitted Concept" means the operation of each Property or Equipment
Premises as a recognized, regionally or nationally branded convenience store or convenience store brand used by Lessee for substantially all of its stores, with facilities for the sale of gasoline, which sells gasoline under the brand name "Fina" (or any variant thereof or successor brand thereto) or under any other national or brand name for gasoline having a similar or greater name recognition in the market area in which the Property or Equipment Premises are located or any other brand to which Lessor consents, in Lessor's reasonable discretion.

      "Permitted Liens" means (i) those recorded easements, restrictions, liens and encumbrances set forth as exceptions in the title insurance policies issued by Title Company to Lender with respect to the Properties, (ii) liens or encumbrances created by, through or under the Lender or any Person claiming by or through Lender, (iii) liens or encumbrances for taxes, assessments or other governmental charges either not yet due or being contested by Lessee in accordance with this Lease or the Loan Documents, (iv) inchoate materialman's, mechanic's, workmen's, repairmen's or other like liens arising in the ordinary course of business and for amounts the payment of which either is not yet due or is being contested by Lessee as may be permitted by this Lease, provided the nonpayment of such amount does not involve any material danger of sale, for forfeiture or loss of any part of the Properties or Equipment, title thereto or any interest therein.

      "Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

      "Personal Property" means all machinery, appliances, furniture, equipment, trade fixtures, gas pumps and canopies and other tangible personal property (but excluding inventory, general intangibles, payment intangibles, cash, instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter of credit rights, securities and all other investment property, any other contract rights or rights to the payment of money, and all other intangible property), owned by Lessee now or hereafter located on or at any of the Properties or used solely in connection with any of the Properties.

      "Premises Lease" or "Premises Leases" means, as the context may require, one or all of the leases for an Equipment Premises, each between Lessee, as lessee, and an Equipment Premises Landlord, as lessor, as the same may be amended or supplemented from time to time.

      "Properties" means, collectively, the parcels of real estate owned by Lessor, which are described by address, Lessor Number and Unit Number in Exhibit A attached hereto and legally described in Exhibit A-1 attached hereto, all rights, privileges and appurtenances associated therewith, and all buildings, fixtures and other improvements now or hereafter located on such real estate (whether or not affixed to such real estate).

      "Property" means any one of the Properties.

      "Questionnaires" means the environmental questionnaires completed on behalf of Lessor with respect to the Properties and submitted to Environmental Insurer in connection with the issuance of the Environmental Policies.

      "Related Lease" means the master lease, dated as of the date of this Lease, between Lessee, as lessee, and the Affiliated Borrower, as lessor, as amended or supplemented from time to time.

      "Release" means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials in violation of Environmental Laws or which may result in a Material Adverse Effect.

      "Remediation" means any response, remedial, removal, or corrective action, any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials or USTs required by any Environmental Law or any Governmental Authority, any actions to cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, and any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Release of Hazardous Materials or Release from any USTs.

SCS Finance I, L.P.

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      "Securitization" means one or more sales, dispositions, transfers or assignments by Lender or any Affiliate of Lender to a special purpose corporation, trust or other entity identified by Lender or any Affiliate of Lender of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any Affiliate of Lender (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by Lender or any Affiliate of Lender), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations.

      "Terrorism Laws" means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), and the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

      "Threatened Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding any of the Properties which may result from such Release.

      "Title Company" means Lawyers Title Insurance Corporation.

      "Transfer" means one or more sales, transfers or assignments by Lender or any Affiliate of Lender to a third party of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any Affiliate of Lender or any or all servicing rights with respect thereto.

      "UCC" shall have the meaning described in Section 31.

      "USTs" means any one or combination of below or above ground tanks and associated piping systems used in connection with the storage, dispensing and general use of petroleum and petroleum-based substances.

      2. DEMISE OF PROPERTIES. In consideration of the rentals and other sums to be paid by Lessee and of the other terms, covenants and conditions on Lessee's part to be kept and performed, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, all of the Properties and Equipment. The Properties and Equipment are leased to Lessee "AS IS" and "WHERE IS" without representation or warranty by Lessor and subject to the rights of parties in possession, to the existing state of title, any state of facts which an accurate survey or physical inspection might reveal, and all Applicable Regulations now or hereafter in effect. Lessee has examined each of the Properties and the Equipment and title to each of the Properties and the Equipment and has found all of the same satisfactory for all of Lessee's purposes.

      3. MASTER LEASE CHARACTERIZATION. A. Lessor and Lessee intend that:

            (i) this Lease constitutes a single master lease of all, but not less than all, of the Properties and Equipment and that Lessor and Lessee have executed and delivered this Lease with the understanding that this Lease constitutes a unitary, unseverable instrument pertaining to all, but not less than all, of the Properties, and that neither this Lease nor the duties, obligations or rights of Lessee may be allocated or otherwise divided among the Properties and Equipment by Lessee;

SCS Finance I, L.P.

            (ii) this Lease is a "true lease" and not a financing lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and

            (iii) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein.

      B. Lessor and Lessee acknowledge and agree that the Lease Term, including any term extensions provided for in this Lease, is less than the remaining economic life of each of the Properties and of the Equipment.

      C. Lessee waives any claim or defense based upon the characterization of this Lease as anything other than a true lease and irrevocably waives any claim or defense which asserts that this Lease is anything other than a true lease. Lessee covenants and agrees that it will not assert that this Lease is anything but a true lease. Lessee stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Properties and Equipment as a true lease and further stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like. Lessee shall support the intent of the parties that the lease of the Properties and Equipment pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

      D. Lessee waives any claim or defense based upon the characterization of this Lease as anything other than a master lease of all of the Properties and Equipment and irrevocably waives any claim or defense which asserts that this Lease is anything other than a master lease. Lessee covenants and agrees that it will not assert that this Lease is anything but a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties and Equipment. Lessee stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Properties and Equipment as a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties and Equipment. Lessee shall support the intent of the parties that this Lease is a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties and Equipment, if, and to the extent that, any challenge occurs.

      E. Lessee represents and warrants to Lessor that (i) the Base Annual Rental is the fair market value for the use of the Properties and Equipment and was agreed to by Lessor and Lessee on that basis, and (ii) the execution, delivery and performance by Lessee of this Lease does not constitute a transfer of all or any part of the Properties and Equipment.

      F. The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section are a material inducement to Lessor entering into this Lease.

      4. LEASE TERM. The Lease Term for all of the Properties and Equipment shall commence as of the Effective Date and shall expire on March 31, 2023, unless terminated sooner as provided in this Lease. The time period during which this Lease shall actually be in effect is referred to herein as the "Lease Term."

      5. RENTAL AND OTHER PAYMENTS. A. If the Effective Date is a date other than the first day of the month, Lessee shall pay Lessor on the Effective Date the Base Monthly Rental prorated on the basis of the ratio that the number of days from the Effective Date through the last day in the month containing the Effective Date bears to the number of days in such month. Thereafter, on or before the first day of each succeeding calendar month, Lessee shall pay Lessor in advance the Base Monthly Rental. The payments of the Base Monthly Rental shall be made to such account or accounts as Lessor shall designate to Lessee from time to time.

      B. All sums of money required to be paid by Lessee under this Lease which are not specifically referred to as rent ("Additional Rental") shall be considered rent although not specifically designated as such. Lessor shall have the same remedies for nonpayment of Additional Rental as those provided herein for the nonpayment of Base Annual Rental.

SCS Finance I, L.P.

      6. REPRESENTATIONS AND WARRANTIES OF LESSEE. The representations and warranties of Lessee contained in this Section are being made to induce Lessor to enter into this Lease and Lessor has relied, and will continue to rely, upon such representations and warranties. Lessee represents and warrants to Lessor as of the Effective Date as follows:

      A. Organization, Authority and Status. (i) Each of the Lessee Parties (other than individuals), as applicable, is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation. Lessee is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in each state where the Properties are located, and each of the Lessee Parties is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in any other jurisdiction where the failure to be qualified would reasonably be expected to result in a Material Adverse Effect. All necessary action has been taken to authorize the execution, delivery and performance by Lessee of this Lease and of the other documents, instruments and agreements provided for herein. Lessee is not a "foreign corporation", "foreign partnership", "foreign trust", "foreign limited liability company" or "foreign estate", as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Lessee's U.S. Federal Tax Identification number, Organization Identification number and principal place of business are correctly set forth on the signature page of this Lease. The person(s) who have executed this Lease on behalf of Lessee are duly authorized to do so. None of the Lessee Parties, and no individual or entity owing directly or indirectly any interest in any of the Lessee Parties, is an individual or entity whose property or interests are subject to being "blocked" under any of the Terrorism Laws or who is otherwise in violation of any of the Terrorism Laws.

      B. Enforceability. Upon execution by Lessee, this Lease shall constitute the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, fraudulent conveyance, fraudulent transfer, reorganization and other laws affecting the rights of creditors generally and general principles of equity.

      C. Litigation. Except as set forth in Schedule I hereof, there are no suits, actions, proceedings or investigations pending, or, to its actual knowledge, threatened against or involving the Lessee Parties or any of the Properties or Equipment before any arbitrator or Governmental Authority, except for such suits, actions, proceedings or investigations which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect.

      D. Absence of Breaches or Defaults. The Lessee Parties are not, and the authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in, any breach or default under any Premises Lease or any other document, instrument or agreement to which any of the Lessee Parties is a party or by which any of the Lessee Parties, any of the Properties or any of the property of any of the Lessee Parties is subject or bound, except for such breaches or defaults which, individually or in the aggregate, have not had, and could not reasonably be expected to result in, a Material Adverse Effect. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not violate any applicable law, statute, regulation, rule, ordinance, code or order. None of the Properties are subject to any right of first refusal, right of first offer or option to purchase or lease granted to a third party. Lessee has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered this Lease or any rights hereunder or interest herein.

      E. Liabilities of Lessor. Lessee is not liable for any indebtedness for money borrowed by Lessor and has not guaranteed any of the debts or obligations of Lessor.

      F. Licenses and Permits; Access. All required licenses and permits, both governmental and private, to use and operate each of the Properties and the Equipment Premises as a Permitted Concept are in full force and effect, except for such licenses and permits the failure of which to obtain has not had, and could not reasonably be expected to result in, a Material Adverse Effect. Adequate rights of access to public roads and ways are available to each of the Properties for unrestricted ingress and egress and otherwise to permit utilization of each of the Properties for their intended purposes, and all such public roads and ways have been completed and dedicated to public use.

SCS Finance I, L.P.

      G. Condition of Properties. Each of the Properties and Equipment, is in good condition and repair and well maintained, ordinary wear and tear excepted. The Properties are fully equipped and operational, free from known structural defects, safe and properly lighted.

      H. Utilities. Adequate public utilities are available at each of the Properties to permit utilization of each of the Properties as a Permitted Concept and all utility connection fees and use charges will have been paid in full, prior to delinquency.

      I. Area Development; Wetlands. No condemnation or eminent domain proceedings affecting any of the Properties have been commenced or, to Lessee's actual knowledge, are contemplated. None of the Properties and, to Lessee's actual knowledge, none of the real property bordering any of the Properties are designated by any Governmental Authority as a wetlands.

      J. Financial Information. Lessee has delivered to Lessor and Lender certain financial statements and other information concerning the Lessee Parties in connection with this Lease (collectively, the "Financial Information"). The Financial Information is true, correct and complete in all material respects; there have been no amendments to the Financial Information since the date such Financial Information was prepared or delivered to Lessor. Lessee understands that Lessor is relying upon the Financial Information and Lessee represents that such reliance is reasonable. All financial statements included in the Financial Information were prepared in accordance with GAAP and fairly present as of the date of such financial statements the financial condition of each individual or entity to which they pertain. No change has occurred with respect to the financial condition of any of the Lessee Parties and/or the Properties as reflected in the Financial Information which has not been disclosed in writing to Lessor that has had, or could reasonably be expected to result in, a Material Adverse Effect.

      K. Zoning; Compliance With Laws. Each of the Properties is in compliance with all applicable zoning requirements, and the use of each of the Properties as a Permitted Concept does not constitute a nonconforming use under applicable zoning requirements, except where such noncompliance would not have a Material Adverse Effect. The Lessee Parties, the Properties, the Equipment Premises and Equipment are in compliance with all Applicable Regulations except for such noncompliance which has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

      L. Environmental. Except as disclosed in the Questionnaires as amended and supplemented through the date of Closing:

      (1) None of the Properties nor any of the Lessee Parties are in violation of, or subject to, any pending or, to Lessee's actual knowledge, threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws which violation, investigation or inquiry would have a Material Adverse Effect, and this representation and warranty would continue to be true and correct following disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, if any, pertaining to any of the Properties;

      (2) All permits, licenses or similar authorizations required to construct, occupy, operate or use any buildings, improvements, fixtures and Equipment forming a part of or located at any of the Properties by reason of any Environmental Laws have been obtained, or are pending, and Borrower has no reason to believe that such permits, licenses or similar authorizations that are pending will not be issued in due course, except where such failure to obtain any permit, license or authorization would not have a Material Adverse Effect;

      (3) Since the initial acquisition by and during the ownership and/or occupancy of the Properties by Lessee, and to Lessee's knowledge prior to such acquisition and ownership, no Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred, disposed of or otherwise Released in, on, under, from or about any of the Properties, except in Permitted Amounts;

      (4) None of the Properties contain Hazardous Materials, except in Permitted Amounts, and all USTs located on or about the Properties or which constitute any portion of the Equipment, if any, are in full compliance with all Environmental Laws, except where such noncompliance would not have a Material Adverse Effect;

SCS Finance I, L.P.

      (5) To Borrower's knowledge, there is no threat of any Release migrating to any of the Properties in excess of Permitted Amounts;

      (6) Since the initial acquisition by and during the ownership and/or occupancy of the Properties by Lessor, Lessee, and to Lessee's knowledge prior to such acquisition and ownership there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Properties, except where such noncompliance would not have a Material Adverse Effect;

      (7) None of the Lessee Parties has received any written notice or other communication from any person or entity (including but not limited to a Governmental Authority) relating to any Release of Hazardous Materials in excess of Permitted Amounts, or USTs or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other Environmental Conditions in connection with any of the Properties or Equipment, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing;

      (8) All information known to any of the Lessee Parties or contained in the files of any of the Lessee Parties relating to any existing Environmental Condition or Releases of Hazardous Materials in, on, under or from any of the Properties, other than in Permitted Amounts, has been provided to Lessor, including, without limitation, information relating to all prior Remediation;

      (9) All of the Properties are free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law (the "Environmental Liens"); and none of the Lessee Parties has allowed any tenant or other user of any of the Properties or Equipment to do any act on the Properties or Equipment Premises that materially increased the dangers to human health or the environment, posed an unreasonable risk of harm to any person or entity (whether that person or entity on or off any of the Properties), impaired the value of any of the Properties or Equipment in any material respect, is contrary to any requirement of any insurer, constituted a public or private nuisance, or violated any covenant, condition, agreement or easement applicable to any of the Properties, except where such violation did not have a Material Adverse Effect on the Premises; and

      (10) The information and disclosures in the Questionnaires, as amended or supplemented through the date of Closing, are true, correct and complete in all material respects, and the person or persons executing the Questionnaires and any amendments or supplements thereto were duly authorized to do so; and

      (11) Each of the Lessee Parties is in compliance with the requirements of 40 C.F.R. Section 280 Subpart H - Financial Responsibility (or equivalent state law or regulation) with respect to all petroleum underground storage tanks or storage tank systems (as those terms are defined under 40 C.F.R. Section 280.12 or equivalent state law or regulation) owned or operated by any of the Lessee Parties or located on any of the Properties, except where such noncompliance would not have a Material Adverse Effect.

      M. No Mechanics' Liens. There are no delinquent accounts payable or mechanics' liens in favor of any materialman, laborer, or any other person or entity in connection with labor or materials furnished to or performed on any portion of the Properties; and no work has been performed or is in progress nor have materials been supplied to the Properties or agreements entered into for work to be performed or materials to be supplied to the Properties prior to the Effective Date, which will be delinquent on the Effective Date.

      N. Title to Personal Property. Lessee is the owner of all Personal Property, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except the liens created by the Lease, and no Affiliate of Lessee owns any of the Personal Property. Upon the execution and delivery of this Lease, Lessor shall have a first priority lien upon and security interest in all Personal Property, which lien and security interest shall secure the payment by Lessee of the Rents that become due and payable to Lessor pursuant to this Lease and the performance by Lessee of its other agreements, covenants and obligations arising under this Lease.

      O. Distributor Provisions. Lessee has delivered to Lessor a true, correct and complete copy of the Distributor Agreement. The Distributor Agreement is the only agreement in effect with Distributor with respect to the Properties. The Distributor Agreement is in full force and effect and constitutes the legal, valid and binding obligations of the parties to the Distributor Agreement, enforceable in accordance with its terms, except as such

SCS Finance I, L.P.

enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity. None of the Lessee Parties has assigned, transferred, mortgaged, hypothecated or otherwise encumbered the Distributor Agreement or any rights thereunder or any interest therein, and none of the Lessee Parties has received any notice that the Distributor has made any assignment, pledge or hypothecation of all or any part of its rights or interest in the Distributor Agreement. No notice of default from Distributor has been received under the Distributor Agreement which has not been cured and no notice of default to Distributor has been given under the Distributor Agreement which has not been cured. No event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under the Distributor Agreement. At the request of Lessor, Lessee shall deliver to Lessor a certificate from Distributor in a form and substance acceptable to Lessor, which provided that the Distributor Agreement is valid, binding and in full force and effect and no events have occurred which could constitute a default thereunder.

      P. Premises Leases. The Premises Leases are in full force and effect and represent the legal, valid and binding obligations of the parties thereto, in accordance with the respective terms of each Premises Lease. No default exists under any of the Premises Leases. Lessee's use of the Equipment Premises and Leasehold Equipment thereon is in compliance with the Premises Leases.

      Q. Guaranty. Lessee has delivered to Lessor the executed Guaranty. The Guaranty is in full force and effect and constitutes the legal, valid and binding obligation of Guarantor with respect to this Lease, except as such may be limited by applicable bankruptcy, insolvency, liquidation, fraudulent conveyance, fraudulent transfer, reorganization and other laws affecting the right of creditors generally or general principles of equity.

      7. NONCONSOLIDATION; TRANSFER, PARTICIPATION AND SECURITIZATION; PREMISES LEASES; COMPLIANCE CERTIFICATES. Lessee covenants to Lessor for so long as this Lease is in effect as follows:

      A. Nonconsolidation Covenants. (i) The annual financial statements of Lessee, including consolidated financial statements, if any, shall contain notes stating that (a) all of Lessor's assets are owned by Lessor and (b) Lessor is a separate entity with its own separate creditors which will be entitled to be satisfied out of Lessor's assets.

      (ii) Lessee will not assume liability for any indebtedness for money borrowed by Lessor and does not, and will not, guarantee any of the debts or obligations of Lessor. Lessee will not hold itself out as being liable for any obligations or indebtedness of Lessor.

      (iii) Lessee shall not and shall use its best efforts to cause its Affiliates not to hold Lessor out to the public or to any individual creditors as being a unified entity with assets and liabilities in common with Lessee except that Lessor may be included in Lessee's or its Affiliates' reports under the Securities Exchange Act of 1934, as amended, and its and their consolidated financial statements, as appropriate, provided such statements adequately disclose the separate legal existence of Lessor, the separate ownership by Lessor of the Properties and Equipment and the separate liabilities of Lessor.

      (iv) Lessee shall conduct its business so as not to mislead others as to the separate identity of Lessor, and particularly will avoid the appearance of conducting business on behalf of Lessor. Without limiting the generality of the foregoing, no oral and written communications of Lessee, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made in the name of Lessor which to the extent that to do otherwise would materially bear upon the maintenance of Lessor's separate identity.

      (v) Lessee will not act in Lessor's name.

      (vi) Where necessary and appropriate, Lessee shall disclose the independent business status of Lessor to creditors of Lessee, if any.

      (vii) The resolutions, agreements and other instruments of Lessee, if any, underlying the transactions described in this Lease will be maintained by Lessee.

SCS Finance I, L.P.

      (viii) All transactions between Lessee and Lessor will be no less fair to each party than they could obtain on an arm's-length basis.

      (ix) The books, records and accounts of Lessee shall at all times be maintained in a manner permitting the assets and liabilities of Lessor to be easily separated and readily ascertained from those of Lessee.

      (x) Lessee will not direct, or otherwise control, the ongoing business decisions of Lessor.

      (xi) Lessee will not file or cause to be filed a voluntary or involuntary petition in bankruptcy on behalf of or against Lessor, nor seek substantive consolidation of the assets and liabilities of Lessor and Lessee in any bankruptcy or insolvency proceeding during the Lease Term and for a period of 91 days after the Lease Term.

      B. Transfer, Participation and/or Securitization Covenants. (i) Lessee agrees to cooperate in good faith with Lessor and Lender in connection with any Transfer, Participation and/or Securitization of any of the Notes, Equipment Notes, Mortgages, Equipment Loan Documents and/or any of the Loan Documents, or any or all servicing rights with respect thereto, including, without limitation,
(X) providing such documents, financial and other data, and other information and materials (the "Disclosures") which would typically be required with respect to the Lessee Parties by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable; provided, however, the Lessee Parties shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws; and (Y) amending the terms of this Lease to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfer, Participation or Securitization, so long as such amendments would not have a material adverse effect upon either of the Lessee Parties or the transactions contemplated by this Lease and no amendment would result in any additional obligation of Lessee or increase in the amount of any payment that Lessee is required to make pursuant to this Lease. Lessor shall be responsible for causing Lender to prepare at Lender's expense any documents evidencing the amendments referred to in the preceding subitem (Y).

      (ii) Lessee consents to Lessor and Lender providing the Disclosures, as well as any other information which Lessor and Lender may now have or hereafter acquire with respect to the Properties or Equipment or the financial condition of the Lessee Parties to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable. Lessee shall pay its own attorney fees and other out-of-pocket expenses incurred in connection with the performance of its obligations under this Section 7.B but shall not be required to incur in any event any such fees and expenses that with related fees and expenses of Lessor would in the aggregate exceed $10,000 in connection with any and all such Transfers, Participations and/or Securitizations unless Lender shall agree to reimburse Lessee and Lessor for any amounts expended by them in excess of $10,000 in the aggregate.

      C. Covenants Regarding Premises Leases. Lessee covenants and agrees to perform each and every covenant, obligation and duty of Lessee arising under and in connection with the Premises Leases during the term of this Master Lease. No Premises Lease shall be amended, modified, terminated or otherwise altered during the term of this Master Lease.

      D. Compliance Certificate. Within 60 days after the end of each fiscal year of Lessee, Lessee shall deliver a compliance certificate to Lessor, in a form to be provided by Lessor, in order to establish that Lessee is in compliance in all material respects with all of its obligations, duties and covenants under this Lease.

      8. RENTALS TO BE NET TO LESSOR. The Base Annual Rental payable hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the rentals specified during the Lease Term, and that, except as may be otherwise expressly provided herein, all costs, expenses and obligations of every kind and nature whatsoever relating to the Properties and/or Equipment shall be performed and paid by Lessee.

      9. TAXES AND ASSESSMENTS. Lessee shall pay, prior to the earlier of delinquency or the accrual of interest on the unpaid balance, all taxes and assessments of every type or nature assessed against, imposed upon or

SCS Finance I, L.P.

arising with respect to any of the Properties and Equipment, this Lease, the rental or other payments due under this Lease or Lessee during the Lease Term which affect in any manner the net return realized by Lessor under this Lease, including, without limitation, the following:

      A. All taxes and assessments upon any of the Properties and Equipment or any part thereof and upon any Personal Property, whether belonging to Lessor or Lessee, or any tax or charge levied in lieu of such taxes and assessments;

      B. All taxes, charges, license fees and or similar fees imposed by reason of the use of any of the Properties or Equipment by Lessee; and

      C. All excise, transaction, privilege, license, sales, use and other taxes upon the rental or other payments due under this Lease, the leasehold estate of either party or the activities of either party pursuant to this Lease.

      Notwithstanding the foregoing, but without limiting the preceding obligation of Lessee to pay all taxes which are imposed on the rental or other payments due under this Lease, in no event will Lessee be required to pay any income taxes (i.e., taxes which are based on the income of Lessor or determined taking into account deductions for depreciation, interest, taxes and ordinary and necessary business expenses) or franchise taxes (unless imposed in lieu of other taxes that would otherwise be the obligation of Lessee under this Lease) including, without limitation, any "gross receipts tax" or any similar tax based upon gross income or receipts of Lessor which does not take into account deductions from depreciation, interest, taxes and/or ordinary or necessary business expenses, any transfer taxes of Lessor, or any tax imposed with respect to the sale, exchange or other disposition by Lessor, in whole or in part, of any of the Properties or Equipment or Lessor's interest in this Lease (other than transfer or recordation taxes imposed in connection with the transfer of any of the Properties or Equipment to Lessee or the termination of this Lease pursuant to the provisions of this Lease).

      All taxing authorities shall be instructed to send all tax and assessment invoices relating to the Properties, the Personal Property and the Equipment to Lessee and, upon Lessor's or Lender's request, Lessee shall promptly provide Lessor and Lender with copies of all tax and assessment invoices received by Lessee. Upon request, Lessee shall also provide Lessor and Lender with evidence that such invoices were paid in a timely fashion. Lessee may, at its own expense, contest or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any item specified in this Section or lien therefor, provided that (i) Lessee shall provide written notice to Lessor of any contest involving more than $10,000.00, (ii) such proceeding shall suspend the collection thereof from the applicable Properties or Equipment or any interest therein, (iii) neither such Properties or Equipment nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings, (iv) no Event of Default has occurred and is continuing, and (v) Lessee shall have deposited with Lessor adequate reserves for the payment of the taxes, together with all interest and penalties thereon, unless paid in full under protest, or Lessee shall have furnished the security as may be required in the proceeding or as may be required by Lessor to insure payment of any contested taxes.

      10. UTILITIES. Lessee shall contract, in its own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Properties during the Lease Term. Under no circumstances shall Lessor be responsible for any interruption of any utility service.

      11. INSURANCE. Throughout the Lease Term, Lessee shall maintain with respect to each of the Properties and Equipment related thereto, at its sole expense, the following types and amounts of insurance (which may be included under a blanket insurance policy if all the other terms hereof are satisfied):

      A. Insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (for each of the Properties which is in a location designated by the Federal Emergency Management Administration as a Special Flood Hazard Area), earthquake (for each of the Properties which is in an area that has been subject to destructive earthquakes during the period in which records relating to the occurrence of earthquakes have been kept for the areas in which the Properties are located), boiler explosion (for each of the

SCS Finance I, L.P.

Properties with a boiler), plate glass breakage, sprinkler damage (for each of the Properties which has a sprinkler system), all matters covered by a standard extended coverage endorsement, special coverage endorsement commonly known as an "all-risk" endorsement and such other risks as Lessor may reasonably require, insuring each of the Properties and Equipment for not less than 100% of their full insurable replacement cost.

      B. Commercial general liability and property damage insurance, including a products liability clause, covering Lessor and Lessee against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Properties or Equipment or adjoining ways, streets or sidewalks and, if applicable, insurance covering Lessor and Lessee against liability arising from the sale of liquor, beer or wine on the Properties. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Lessee's obligations under Section 19 hereof to the extent insurable, and a "severability of interest" clause or endorsement which precludes the insurer from denying the claim of Lessee or Lessor because of the negligence or other acts of the other, shall be in amounts of not less than $1,000,000.00 per injury and occurrence with respect to any insured liability, whether for personal injury or property damage, or such higher limits as Lessor may reasonably require from time to time consistent with insurance limits required by Lender for properties and borrowers similar to the Premises and Lessor, at the time the requirement is imposed, and shall be of form and substance satisfactory to Lessor.

      C. Reserved.

      D. State Worker's Compensation insurance in the statutorily mandated limits, employer's liability insurance with limits not less than those limits as may be necessary to comply with applicable laws.

      E. Such other insurance as may from time to time be reasonably required by Lessor or Lender in order to protect their respective interests with respect to the Properties and Equipment consistent with insurance coverages required by Lender for properties and borrowers similar to the Premises and Lessor at the time the insurance is required.

      All insurance policies shall:

      (i) Provide for a waiver of subrogation by the insurer as to claims against Lessor, Lender and their respective employees and agents and provide that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the conduct of Lessee, its officers, directors, employees or agents;

      (ii) Provide that any "no other insurance" clause in the insurance policy shall exclude any policies of insurance separately maintained by Lessor or Lender and that the insurance policy obtained by Lessee pursuant to this Section 11 shall not be brought into contribution with insurance maintained by Lessor or Lender;

      (iii) Contain a standard without contribution mortgagee clause endorsement in favor of Lender and its successors and assigns as their interests may appear and any other party designated by Lessor;

      (iv) Provide that the policy of insurance shall not be terminated, cancelled or substantially modified without at least thirty (30) days' prior written notice to Lessor, Lender and to any other party covered by any standard mortgage clause endorsement;

      (v) Provide that the insurer shall not have the option to restore the applicable Properties and Equipment if Lessor or Lessee elects to terminate this Lease in accordance with the terms hereof;

      (vi) Be issued by the Kemper Group of insurance companies or insurance companies licensed to do business in the states in which the Properties are located and which are rated A:VI or better by Best's Insurance Guide or are otherwise approved by Lessor; and

      (vii) Provide that the insurer shall not deny a claim because of the negligence of Lessee, anyone acting for Lessee or any tenant or other occupant of any of the Properties.

SCS Finance I, L.P.

      It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Lessee for its acts or omissions as provided in this Lease. All liability insurance policies (with the exception of worker's compensation insurance to the extent not available under statutory law), shall designate Lessor and Lender and their respective successors and assigns as additional insureds as their interests may appear and shall be payable as set forth in Section 21 hereof. All such policies shall be written as primary policies, with deductibles not to exceed 10% of the amount of coverage. Any other policies, including any policy now or hereafter carried by Lessor or Lender, shall serve as excess coverage. Lessee shall procure policies for all insurance for periods of not less than one year and shall provide to Lessor and Lender certificates of insurance or, upon the request of Lessor or Lender, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times. In the event of any transfer by Lessor of Lessor's interest in any of the Properties or Equipment or any financing or refinancing of Lessor's interest in any of the Properties or Equipment, Lessee shall, upon not less than ten (10) days' prior written notice, deliver to Lessor or any Lender providing such financing or refinancing, as the case may be, certificates of all insurance required to be maintained by Lessee hereunder naming such transferee or such Lender, as the case may be, as an additional named insured to the extent required herein effective as of the date of such transfer, financing or refinancing.

      As an alternative to maintaining all of the insurance required under this
Section 11 with third party insurers, Lessee may elect to self-insure for a portion of the required coverages pursuant to a self-insurance program, provided that (i) the total amount of self-insurance provided by Lessee with respect to each policy of insurance required to be maintained by Lessee hereunder shall not exceed the lesser of (A) 10% of Lessee's Net Worth (as defined hereafter) or (B) $1,000,000.00, and (ii) Lessee maintains a Net Worth (as defined hereafter) equal to at least $10,000,000.00; provided, that Lessee shall at all times provide the remaining portion of the coverages set forth in this Section 11 with third party insurers complying with the provisions of this Section 11. The amount of all deductibles with respect to such third party policies shall not, however, exceed in the aggregate, when added to the amount of self-insurance, the per policy limitation on self-insurance provided in the preceding sentence. For purposes hereof, the term "Net Worth" means the total equity in Lessee, determined in accordance with GAAP as of the month end occurring immediately prior to the date of determination.

      12. TAX AND INSURANCE IMPOUND. Upon the occurrence of an Event of Default, Lessor may require Lessee to pay to Lessor sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year of taxes, assessments and/or insurance premiums for each of the Properties and Equipment. Upon such requirement, Lessor will estimate the amounts needed for such purposes and will notify Lessee to pay the same to Lessor in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Lease. Should additional funds be required at any time, Lessee shall pay the same to Lessor on demand. Lessee shall advise Lessor of all taxes and insurance bills which are due and shall cooperate fully with Lessor in assuring that the same are paid. Lessor may deposit all impounded funds in accounts insured by any federal or state agency and may commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be the sole property of Lessee. Upon receipt from Lessee of evidence of the amount of taxes, assessments and/or insurance premiums owing from time to time, Lessor shall apply the amounts so held to the payment of such taxes, assessments and/or insurance premiums for which such amounts are held in such impound account. If an Event of Default shall occur subsequent to Lessor requiring the establishment of an impound account pursuant to this Section, Lessor may apply all impounded funds against any sums due from Lessee to Lessor. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee.

      13. PAYMENT OF RENTAL AND OTHER SUMS. All rental and other sums which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due without any setoff, abatement, deferment, deduction or counterclaim whatsoever. Upon execution of this Lease, Lessee shall authorize Lessor to establish arrangements whereby payments of the Base Monthly Rental and impound payments, if any, are transferred by Automated Clearing House Debit initiated by Lessor or its designee directly from Lessee's bank account to such account as Lessor may designate or as Lessor may otherwise designate; provided, however, upon notice from Lender to Lessee and Lessor delivered in the manner set forth in Section 29, Lessee shall deliver all payments of Base Monthly Rental as specified in such notice from Lender. Any delinquent payment (that is, any payment not made within five calendar days after the date when due) shall, in addition to any other remedy of Lessor, incur a late charge of 5% (which late charge is intended to compensate Lessor for the cost of handling and

SCS Finance I, L.P.

processing such delinquent payment and should not be considered interest) and bear interest at the Default Rate, such interest to be computed from and including the date such payment was due through and including the date of the payment; provided, however, in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect.

      14. USE. A. Except as set forth below, each of the Properties, the Equipment Premises and Equipment shall be used solely for the operation of a Permitted Concept, and for no other purpose. Lessor and Lessee agree that the operation of the Properties and the Equipment Premises as Permitted Concepts shall permit Lessee to operate or cease to operate, or shall permit Lessee to grant to third parties the right to operate or cease to operate, in the convenience stores located on one or more of the Properties and the Equipment Premises, kiosks, stands, counters, or other facilities relating to the sale of food, drinks, confections and other goods and services, not including the sale of gasoline ("Additional Concepts") so long as the Additional Concepts are operated in a manner consistent with the requirements of this Lease and the rights of third parties to operate within the Properties or Equipment Premises are subordinate to this Lease. Lessee may locate, use and operate and allow third parties to locate, use and operate equipment, machinery, furniture and signage on one or more of the Properties and Equipment Premises in connection with the operation of the Additional Concepts, in a manner consistent with the requirements of this Lease.

      B. Lessee shall occupy the Properties and Equipment Premises and use the Equipment related thereto commencing on the Effective Date and, except as set forth below and except during periods when any of the Properties or Equipment Premises is untenantable by reason of fire or other casualty or condemnation (provided, however, during all such periods while any of the Properties is untenantable, Lessee shall strictly comply with the terms and conditions of
Section 21 of this Lease), Lessee shall at all times during the Lease Term occupy each of the Properties and Equipment Premises and diligently operate its business on each of the Properties. Lessee may cease diligent operation of business at any of the Properties and Equipment Premises for a period not to exceed 90 days and may do so only once with respect to each Property or Equipment Premises within any five-year period during the Lease Term. If Lessee does discontinue operation as permitted by this Section, Lessee shall (i) give written notice to Lessor within 10 days after Lessee elects to cease operation,
(ii) provide adequate protection and maintenance of any such Properties or Equipment Premises during any period of vacancy, (iii) comply with all Applicable Regulations and otherwise comply with the terms and conditions of this Lease other than the continuous use covenant set forth in this Section, and
(iv) pay all costs necessary to restore such Properties or Equipment Premises to their condition on the day operation of the business ceased at such time as such Properties are reopened for Lessee's business operations or other substituted use approved by Lessor as contemplated below. Notwithstanding anything herein to the contrary, Lessee shall pay the Base Monthly Rental on the first day of each month during any period in which Lessee discontinues operation.

      C. Except as set forth below, Lessee shall not, by itself or through any assignment, sublease or other type of transfer, convert any of the Properties or Equipment to an alternative use during the Lease Term without Lessor's consent, which consent shall not be unreasonably withheld, conditioned or delayed. Lessor may consider any or all of the following in determining whether to grant its consent, without being deemed to be unreasonable: (i) whether the rental paid to Lessor would be equal to or greater than the anticipated rental assuming continued existing use, (ii) whether the proposed rental to be paid to Lessor is reasonable considering the converted use of the Properties, Equipment Premises and/or Equipment and the customary rental prevailing in the community for such use, (iii) whether the converted use will be consistent with the highest and best use of the Properties, Equipment Premises and/or Equipment, and (iv) whether the converted use will increase Lessor's risks or decrease the value of the Properties, Equipment Premises and/or Equipment. Notwithstanding the foregoing, Lessee may sublease or license to a third party the right to use space at any of the Properties or Equipment Premises not in excess of 10% of the usable square footage in the building constituting the store at any such Property or Equipment Premises without the consent of Lessor or Lender if (i) the sole purpose of such sublease or license is to permit the operation of an Additional Concept in such subleased or licensed space, (ii) such sublease or license is expressly subordinate to this Lease and to the lien of the applicable Mortgage, (iii) the term of such sublease or license shall not extend beyond the Lease Term, and (iv) Lessee provides Lessor with a copy of any sublease or license at a Property or Equipment Premises.

SCS Finance I, L.P.

      15. COMPLIANCE WITH LAWS GENERALLY. A. Lessee's use and occupation of each of the Properties and Equipment, and the condition thereof, shall, at Lessee's sole cost and expense, comply with all Applicable Regulations now or hereafter in effect and all restrictions, covenants and encumbrances of record with respect to each of the Properties and Equipment. In addition, the Lessee Parties shall comply with all Applicable Regulations now or hereafter in effect. Without limiting the generality of the other provisions of this Section, Lessee shall comply with the ADA, and all regulations promulgated thereunder, as it affects each of the Properties and Equipment.

      B. Lessee will not permit any act or condition to exist on or about any of the Properties or Equipment Premises which will increase any insurance rate on the Properties or Equipment except when such acts are required in the normal course of its business and Lessee shall pay for such increase.

      16. COMPLIANCE WITH ENVIRONMENTAL LAWS. Lessee covenants to Lessor and Environmental Insurer for so long as this Lease is in effect that:

      (1) The Properties, Equipment, the Lessee Parties and any other operator or user of any of the Properties and/or Equipment shall not be in violation of any Environmental Laws, except where such violation will not have a Material Adverse Effect.

      (2) All uses and operations on or of each of the Properties and the Equipment, whether by Lessee or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto, except where such noncompliance will not have a Material Adverse Effect.

      (3) There shall be no Releases or Hazardous Materials in, on, under or from any of the Properties, except in Permitted Amounts or where Release or Hazardous Materials will not result in a Material Adverse Effect and Borrower shall promptly commence and complete any required Remediation in accordance with this Agreement.

      (4) Lessee shall keep each of the Properties and Equipment, or cause each of the Properties and Equipment to be kept, free and clear of all Environmental Liens.

      (5) Lessee shall not do or allow any tenant or other user of any of the Properties and Equipment to do any act that (a) materially increases the dangers to human health or the environment, (b) poses an unreasonable risk of harm to any person or entity (whether on or off any of the Properties), (c) may have a Material Adverse Effect, (d) is contrary to any requirement of any insurer (other than those of the Environmental Insurer except to the extent Lessee is notified of those requirements) necessary to permit insurance required to be maintained on the Properties to be maintained in full, (e) constitutes a public or private nuisance, or (f) violates any covenant, condition, agreement or easement applicable to any of the Properties if such violation would have a Material Adverse Effect.

      (6) Lessee shall promptly notify Lessor in writing upon Lessee obtaining actual knowledge of:

            (a) any Releases or Threatened Releases in, on, under, from or migrating towards any of the Properties, in excess of Permitted Amounts, including, without limitation, the presence on or under any of the Properties, or the escape, seepage, leakage, spillage, discharge, emission or release from any USTs on, above or under any of the Properties, of any Hazardous Materials, apparent or real, in excess of Permitted Amounts;

            (b) any non-compliance with any Environmental Laws related in any way to any of the Properties or Equipment;

            (c) any Environmental Lien or any act or omission which could reasonably be expected to result in the imposition of an Environmental Lien;

            (d) any required or proposed Environmental Compliance Activities or Remediation of environmental conditions relating to any of the Properties, including, without limitation, any and all

SCS Finance I, L.P.

      enforcement, clean-up, remedial, removal or other governmental or regulatory actions threatened, instituted or completed pursuant to any of the Environmental Laws affecting any of the Properties;

            (e) any written notice or other communication of which any of the Lessee Parties becomes aware from any credible source whatsoever (including but not limited to a Governmental Authority) relating in any way to the presence of Hazardous Materials at the Properties in excess of Permitted Amounts, the Release of Hazardous Material from or adjacent to the Properties, including from USTs located thereon, or Remediation thereof, noncompliance with any Environmental Law or possible liability of any Person pursuant to any Environmental Law with respect to the Properties, other Environmental Conditions, in each case in connection with any of the Properties, or any actual or threatened administrative or judicial proceedings in connection with the Properties or Lessee; or

            (f) any investigation or inquiry initiated by any Governmental Authority relating to the Environmental Condition of any of the Properties.

      (7) Lessee shall:

            (a) perform any environmental site assessment or other investigation of environmental conditions in connection with any of the Properties as may be reasonably requested by Lessor (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lessor and Environmental Insurer the reports and other results thereof, and Lessor, Environmental Insurer and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; and

            (b) have the Properties inspected as may be required by any Environmental Laws for seepage, spillage and other environmental concerns. If any USTs are located at any of the Properties, Lessee shall maintain and monitor such USTs in accordance with all Environmental Laws. Lessee shall provide Lessor with written certified results of all inspections performed on any of the Properties. Subject to Section 16(9) below, all costs and expenses associated with the inspection, preparation and certification of results, as well as those associated with any corrective action, shall be paid by Lessee. All inspections and tests performed on any of the Properties pursuant to the requirements of Environmental Laws or relating in any manner to a possible Release of Hazardous Materials shall be conducted in compliance with all Environmental Laws.

      (8) Lessee shall, at its sole cost and expense, and without limiting the rights of Lessor under any other provision of this Lease, including, without limitation, subsection (12), comply with all reasonable written requests of Lessor to:

            (a) reasonably effectuate Remediation of any Environmental Condition (including but not limited to a Release) in, on, under or from any of the Properties;

            (b) comply with any Environmental Law; and

            (c) comply with any directive from any Governmental Authority except to the extent Lessee is contesting any such directive in accordance with Applicable Regulations and in circumstances that do not result in any risk of the sale or forfeiture of the Properties subject to the directive or would not result in a Material Adverse Effect.

      (9) Lessor, Lender, Environmental Insurer and any other person or entity designated by Lessor, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon any of the Properties during normal business hours after two Business Days' prior notice or at any time in the event of an emergency or if an Event or Default has occurred and is continuing (including without limitation in connection with any Securitization, Participation or Transfer or in connection with a proposed sale or conveyance of any of the Properties or a proposed financing or refinancing secured by any of the Properties or in connection with the exercise of any remedies set forth in this

SCS Finance I, L.P.

Lease, the Mortgages, or Equipment Loan Documents or other Loan Documents, as applicable) to assess any and all aspects of the environmental condition of any of the Properties and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the party conducting the assessment) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing so long as such assessment or other action does not unreasonably interfere with the operation of the Properties. Lessee shall cooperate with and provide access to Lessor, Lender, Environmental Insurer and any other person or entity designated by Lessor. Any assessment and investigation made pursuant to Section 16(7) or (9) shall be at Lessee's sole cost and expense if, at the time such assessment or investigation is undertaken, the party conducting the assessment or investigation, has a reasonable basis for believing that a Release in excess of Permitted Amounts has occurred at the Properties at which such inspection or assessment takes place, or if Lessee is in breach of the covenant set forth in Section 59, but Lessor has not declared an Event of Default, or if an Event of Default has occurred and is continuing. Otherwise, any such assessment and investigation shall be at the sole cost and expense of the party conducting such assessment and investigation.

      (10) All Environmental Laws regarding USTs shall be complied with, including, without limitation, any of such regulations or requirements which impose (a) technical standards, including, without limitation, performance, leak prevention, leak detection, notification reporting and record keeping, (b) corrective action with respect to confirmed and suspected Releases, and (c) financial responsibility for the payment of costs of corrective action and compensation to third parties for injury and damage resulting from Releases.

      (11) Lessee shall satisfy the requirements for financial responsibility set forth in 40 C.F.R. Section 280.93 Subpart H (or equivalent state law or regulation). Lessee shall specifically designate Lessor (or at the direction of Lessor, Lender) as the beneficiary of such insurance, guarantee, bond, letter of credit or trust fund as is used to satisfy the obligations of 40 C.F.R. Section
280.93 (or equivalent state law or regulation) and to provide Lessor or its designee with proof of that designation. In the event Lessee changes its method of establishing financial responsibility under 40 C.F.R. Section 280.93 (or equivalent state law or regulation), Lessee shall re-designate Lessor (or at the direction of Lessor, Lender) as beneficiary under the new mechanism used to establish compliance with 40 C.F.R. Section 280.93 (or equivalent state law or regulation) and provide documentation of that fact to Lessor within 10 days of that re-designation. In the event that any state that has not delegated UST authority to the U.S. Environmental Protection Agency, has a law or regulation that imposes less stringent requirements or financial assurance standards than 40 C.F.R. Section 280.93, Lessee shall nevertheless satisfy the requirements and financial assurance standards of 40 C.F.R. Section 280.93. Lessee shall notify Lessor and any provider of financial assurance issued pursuant to 40 C.F.R.
Section 280.93 Subpart H of any matter required to be reported by 40 C.F.R.
Section 280.93.

      (12) Upon any Release, escape, seepage, leakage, spillage, discharge, emission or release from any USTs on, above or under any of the Properties of any Hazardous Materials, Lessee shall promptly remedy such situation in accordance with all Environmental Laws and any request of Lessor. Should Lessee fail to remedy or cause the remedy of such situation in accordance with all Environmental Laws, Lessor shall be permitted to take such actions in its sole discretion to remedy such situation and any reasonable costs and expenses incurred in connection therewith will be paid by Lessee.

      The obligations of Lessee and the rights and remedies of Lessor under this Section shall survive the termination, expiration and/or release of this Lease.

      17. CONDITION OF PROPERTIES; MAINTENANCE. Lessee shall (i) maintain each of the Properties and Equipment in good condition and repair, subject to reasonable and ordinary wear and tear, free from actual or constructive waste,
(ii) operate, remodel, update and modernize each of the Properties and Equipment in accordance with those standards of Lessee for similarly situated stores in Lessee's system, with such remodeling and modernizing being undertaken substantially in accordance with Lessee's system-wide timing schedules for such activities, and (iii) pay all operating costs of the Properties and Equipment in the ordinary course of business. Lessee shall at all times keep and maintain the Equipment in good working order, repair and condition, ordinary wear and tear excepted, and will promptly replace any part thereof that from time to time may become obsolete, badly worn or in a state of disrepair. Lessee agrees that all such replacement Equipment shall be the property of Lessor, and Lessee shall execute and deliver all instruments or documents as necessary to insure that title is held in Lessor's name free and clear of all liens and encumbrances. Lessee waives any right to (i) require Lessor to

SCS Finance I, L.P.

maintain, repair or rebuild all or any part of any of the Properties or Equipment or (ii) make repairs at the expense of Lessor, pursuant to any Applicable Regulations at any time in effect.

      18. ALTERATIONS AND IMPROVEMENTS. Lessee shall not alter the exterior, structural, plumbing or electrical elements of the Properties in any manner without the consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Lessee may, without Lessor's consent
(i) undertake nonstructural alterations to a Property costing less than $100,000, (ii) make alterations to the exterior, structural, plumbing or electrical elements of a Property in order to comply with Applicable Regulations, to remedy conditions Lessee deems unsafe, to replace worn out equipment or materials or to repair damages and (iii) make any alterations or repairs or take any other actions necessary or advisable in connection with any Environmental Compliance Activities or Remediation. For purposes of this Lease, alterations to the exterior, structural, plumbing or electrical elements of any of the Properties shall mean:

      (i) alterations which affect the foundation or "footprint" of the improvements at the Properties;

      (ii) alterations which involve the structural elements of the improvements at the Properties, such as a load-bearing wall, structural beams, columns, supports or roof; or

      (iii) alterations which materially affect any of the building systems, including, without limitation, the electrical systems, plumbing, HVAC and fire and safety systems.

If Lessor's consent is required hereunder and Lessor consents to the making of any such alterations, the same shall be made by Lessee at Lessee's sole expense by a licensed contractor and according to plans and specifications reasonably approved by Lessor and subject to such other conditions as Lessor shall require. Any work at any time commenced by Lessee on any of the Properties shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease. Upon completion of any alterations, Lessee shall promptly provide Lessor with (i) evidence of full payment to all laborers and materialmen contributing to the alterations, (ii) an architect's certificate certifying the alterations to have been completed in conformity with the plans and specifications, (iii) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy), and (iv) any other documents or information reasonably requested by Lessor. Any addition to or alteration of any of the Properties shall automatically be deemed a part of the Properties and belong to Lessor, and Lessee shall execute and deliver to Lessor such instruments as Lessor may require to evidence the ownership by Lessor of such addition or alteration. Lessee shall execute and file or record, as appropriate, a "Notice of Non-Responsibility," or any equivalent notice permitted under applicable law in the states where the applicable Properties are located.

      19. INDEMNIFICATION. A. Lessee shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all Losses (excluding Losses suffered by an Indemnified Party arising out of the gross negligence or willful misconduct of such Indemnified Party; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of the Lessor's interest in any of the Properties or Lessor's failure to act in respect of matters which are or were the obligation of Lessee under this Lease) caused by, incurred or resulting from Lessee's operations of or relating in any manner to any of the Properties or Equipment, whether relating to their original design or construction, latent defects, alteration, maintenance, use by Lessee or any person thereon, supervision or otherwise, or from any breach of, default under, or failure to perform, any term or provision of this Lease by Lessee, its officers, employees, agents or other persons, or to which any Indemnified Party is subject because of Lessor's interest in any of the Properties or Equipment including, without limitation, Losses arising from (1) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any of the Properties or Equipment or portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (2) any use, non-use or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any of the Properties or Equipment or any portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (3) any representation or warranty made herein by Lessee, in any certificate delivered in connection herewith or in any other agreement to which Lessee is a party or pursuant thereto being false or misleading in any material respect as of the date of such representation or warranty was made, (4) performance of any labor or services or the furnishing of any materials or other property in respect to any of the

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                                       21

Properties or Equipment or any portion thereof, (5) any taxes, assessments or other charges which Lessee is required to pay under Section 9, (6) any lien, encumbrance or claim arising on or against any of the Properties or Equipment or any portion thereof under any Applicable Regulation or otherwise which Lessee is obligated hereunder to remove and discharge, or the failure to comply with any Applicable Regulation, (7) the claims of any invitees, patrons, licensees or subtenants of all or any portion of any of the Properties or any Person acting through or under Lessee or otherwise acting under or as a consequence of this Lease or any sublease, (8) any act or omission of Lessee or its agents, contractors, licensees, subtenants or invitees, (9) any contest referred to in
Section 9, and (10) the sale of liquor, beer or wine on any of the Properties.

      B. Lessee shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all Losses (excluding Losses suffered by an Indemnified Party directly arising out of such Indemnified Party's gross negligence or willful misconduct; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of the Lessor's interest in any of the Properties or Equipment or Lessor's failure to act in respect of matters which are or were the obligation of Lessee under this Lease) and costs of Environmental Compliance Activities or Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following:

      (1) any presence of any Hazardous Materials or USTs in, on, above, or under any of the Properties;

      (2) any past, present or Threatened Release in, on, above, under or from any of the Properties;

      (3) any activity by Lessee, any person or entity affiliated with Lessee or any tenant or other user of any of the Properties in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any of the Properties of any Hazardous Materials or USTs at any time located in, under, on or above any of the Properties;

      (4) any activity by Lessee, any person or entity affiliated with Lessee or any tenant or other user of any of the Properties in connection with any actual or proposed Remediation of any Hazardous Materials or USTs at any time located in, under, on or above any of the Properties, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action;

      (5) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with any of the Properties or operations thereon, including but not limited to any failure by Lessee, any person or entity affiliated with Lessee or any tenant or other user of any of the Properties to comply with any order of any Governmental Authority in connection with any Environmental Laws;

      (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any of the Properties;

      (7) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Lease;

      (8) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with any of the Properties, including but not limited to costs to investigate and assess such injury, destruction or loss;

      (9) any acts of Lessee, any person or entity affiliated with Lessee or any tenant or other user of any of the Properties in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials or USTs owned or possessed by Lessee, any person or entity affiliated with

SCS Finance I, L.P.

Lessee or any tenant or other user, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Materials or USTs;

      (10) any acts of Lessee, any person or entity affiliated with Lessee or any tenant or other user of any of the Properties, in accepting any Hazardous Materials or USTs for transport to disposal or treatment facilities, incineration vessels or sites selected by Lessee, any person or entity affiliated with Lessee or any tenant or other user of any of the Properties, from which there is a Release, or a Threatened Release of any Hazardous Materials which causes the incurrence of costs for Environmental Compliance Activities or Remediation;

      (11) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near any of the Properties; or

      (12) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Lease.

      C. If an Indemnified Party desires to be indemnified by Lessee with respect to any Loss pursuant to this Section 19, that Indemnified Party shall notify Lessee promptly upon receiving notice of or otherwise learning of the Loss for which indemnification will be sought. The failure or delay of an Indemnified Party to provide notice required by the foregoing sentence shall not release Lessee from its obligations under this Section 19; provided, however, that if an Indemnified Party fails to provide or delays providing such notice to Lessee and such failure or delay shall prejudice in a material adverse manner the ability of Lessee to defend against the claim, cause of action or other proceeding that may result in the Losses for which the Indemnified Party is seeking indemnity, Lessee shall not have any obligation to indemnify the Indemnified Party for such Losses to the extent the delay causes Lessee to be unable to effectively provide a defense of such claims relating to the Losses. If an Indemnified Party notifies Lessee of any claim of proceeding included in, or any investigation or allegation concerning Losses for which Lessee is responsible pursuant to this Section 19, Lessee shall assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel selected by Lessee and approved by the Indemnified Party, in its sole discretion. However, if any such claim, proceeding investigation or allegation involves both Lessee and the Indemnified Party and the Indemnified Party shall have reasonably concluded that there are legal defenses available to it which are inconsistent with those available to Lessee and that as a result the counsel selected to prosecute such defense would have an ethical conflict of interest in its representation of the Indemnified Party, then the Indemnified Party shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, proceeding, investigation or allegation on its own behalf, and Lessee shall pay or reimburse the Indemnified Party for all attorney's fees incurred by the Indemnified Party because of the selection of such separate counsel. If Lessee fails to assume the defense of the Indemnified Party promptly following notification from the Indemnified Party (and in any event fifteen days after Lessee is notified of the applicable claim, proceeding, investigation or allegation), or at any time an Indemnified Party determines in its reasonable discretion that immediate action is necessary to preserve the rights of the Indemnified Party, then the Indemnified Party may take actions as reasonably necessary to contest or defend the claim, proceeding, investigation or allegation at Lessee's expense using counsel selected by the Indemnified Party; provided, that if the Indemnified Party takes such immediate action, Lessee may thereafter assume control of any remaining aspects of the defense of such claim, cause of action or proceeding, investigation or allegation as otherwise provided herein. Moreover, if such failure by Lessee continues for thirty days or more after Lessee is notified of any such claim, proceeding, investigation or allegation then the Indemnified Party may elect not to contest or continue contesting such claim, proceeding, investigation or allegation and instead, in accordance with the advice of counsel, settle (or pay in full) any or all claims against the Indemnified Party related thereto without Borrower's consent and without releasing Lessee from any obligations to the Indemnified Party under this Section 19. Except as expressly set forth in the preceding sentence, no Indemnified Party or Lessee shall settle, compromise, permit a default judgment to be entered or agree to the entry of a judgment in or in connection with any claim, cause of action, proceeding, investigation or allegation which could result in Losses without the prior written consent of Lessee and Indemnified Party.

      D. It is expressly understood and agreed that Lessee's obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason.

SCS Finance I, L.P.

      20. QUIET ENJOYMENT. So long as Lessee shall pay the rental and other sums herein provided and shall keep and perform all of the terms, covenants and conditions on its part herein contained, Lessee shall have, subject and subordinate to Lessor's rights herein, the right to the peaceful and quiet occupancy of the Properties and use of the Equipment. Notwithstanding the foregoing, however, in no event shall Lessee be entitled to bring any action against Lessor to enforce its rights hereunder if an Event of Default shall have occurred and be continuing.

      21. CONDEMNATION OR DESTRUCTION. A. In the event of a taking of all or any part of any of the Properties or Equipment for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Lessor, Lessee and those authorized to exercise such right ("Taking") or the commencement of any proceedings or negotiations which might result in a Taking or any material damage to or destruction of any of the Properties or Equipment or any part thereof ("Casualty"), Lessee will promptly give written notice thereof to Lessor, generally describing the nature and extent of such Taking, proceedings, negotiations or Casualty and including copies of any documents or notices received in connection therewith. Thereafter, Lessee shall promptly send Lessor copies of all correspondence and pleadings relating to any such Taking, proceedings, negotiations or Casualty. During all periods of time following a Casualty, Lessee shall ensure that the subject Property and Equipment is secure and does not pose any risk of harm to adjoining property owners or occupants or third-parties.

      B. In the event of a Taking of the whole of any of the Properties and Equipment related thereto, other than for temporary use ("Total Taking"), the obligations of Lessee with respect to such Property and Equipment related thereto only shall terminate as of the date of the Total Taking, but this Lease shall otherwise continue in full force and effect with respect to the remaining Properties and Equipment. From and after the date of a Total Taking, the Base Annual Rental shall be reduced by an amount equal to the product of (i) the Applicable Rent Reduction Percentage for the Property subject to the Total Taking, and (ii) the Base Annual Rental in effect as of the date of such Total Taking (the "Adjustment"). If the date of such Total Taking is other than the first day of a month, the Base Annual Rental payable for the month in which such Total Taking occurs shall be apportioned based on such Adjustment as of the date of the Total Taking. Lessee's obligations to Lessor under Section 19 of this Lease with respect to such Property and Equipment related thereto and Lessee's obligation to pay all other sums of money under this Lease (whether payable to Lessor or to a third-party) which accrue prior to the date of such Total Taking shall survive the partial termination of this Lease with respect to such Property and Equipment related thereto. A Total Taking shall include a Taking, other than for a temporary use, of such a substantial part of any Property and Equipment related thereto as shall result in the portion of such Property and Equipment related thereto remaining after such Taking being unsuitable for use as a Permitted Concept. Lessor shall be entitled to receive the entire award or payment in connection with a Total Taking without deduction for any estate vested in Lessee by this Lease. Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to every such award or payment and agrees that Lessee shall not be entitled to any award or payment for the value of Lessee's leasehold interest in this Lease. Lessee shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Personal Property, the interruption of its business and moving expenses, but only if such claim or award does not adversely affect or interfere with the prosecution of Lessor's claim for the Total Taking or otherwise reduce the amount recoverable by Lessor for the Total Taking.

      C. In the event of a Taking of all or any part of any of the Properties or Equipment for a temporary use ("Temporary Taking"), this Lease shall remain in full force and effect without any reduction of Base Annual Rental, Additional Rental or any other sum payable hereunder. Except as provided below and subject to the terms and provisions of the Mortgages, Lessee shall be entitled to the entire award for a Temporary Taking, whether paid by damages, rent or otherwise, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which case the award made for such Taking shall be apportioned between Lessor and Lessee as of the date of such expiration. At the termination of any such Temporary Taking, Lessee will, at its own cost and expense and pursuant to the terms of Section 18 above, promptly commence and complete the restoration of the Property affected by such Temporary Taking.

      D. In the event of a Taking which is not a Total Taking or a Temporary Taking ("Partial Taking") or of a Casualty, all awards, compensation or damages shall be paid to Lessor, and Lessor shall have the option to (i) terminate this Lease with respect to the Property and Equipment related thereto that is affected, provided that Lessor shall have obtained Lender's prior written consent, by notifying Lessee within 60 days after Lessee gives Lessor

SCS Finance I, L.P.

notice of such Casualty or that title has vested in the taking authority or (ii) continue this Lease in effect, which election may be evidenced by either a notice from Lessor to Lessee or Lessor's failure to notify Lessee that Lessor has elected to terminate this Lease with respect to such Property within such 60-day period. Lessee shall have a period of 60 days after Lessor's notice that it has elected to terminate this Lease with respect to such Property and Equipment related thereto during which to elect to continue this Lease with respect to such Property and Equipment related thereto on the terms herein provided and Lessor shall continue the Lease as to such Property and Equipment upon Lessee's election. If Lessor elects to terminate this Lease with respect to such Property and Equipment related thereto and Lessee does not elect to continue this Lease with respect to such Property and Equipment related thereto or shall fail during such 60-day period to notify Lessor of Lessee's intent to continue this Lease with respect to such Property and Equipment related thereto, then this Lease shall terminate with respect to such Property and Equipment related thereto as of the last day of the month during which such period expired. Lessee shall then immediately vacate and surrender such Property and Equipment related thereto, all obligations of either party hereunder with respect to such Property and Equipment related thereto shall cease as of the date of termination (provided, however, Lessee's obligations to Lessor under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Section 19) and Lessee's obligations to pay Base Annual Rental, Additional Rental and all other sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property and Equipment related thereto prior to the date of termination shall survive such termination), the Base Annual Rental shall be reduced by an amount equal to the product of (i) the Applicable Rent Reduction Percentage for such Property and Equipment related thereto and (ii) the Base Annual Rental in effect as of the date of such Partial Taking or Casualty, and Lessor may retain all such awards, compensation or damages. This Lease shall continue in full force and effect with respect to all other Properties and Equipment. If Lessor elects not to terminate this Lease with respect to such Property, or if Lessor elects to terminate this Lease with respect to such Property and Equipment related thereto but Lessee elects to continue this Lease with respect to such Property and Equipment related thereto, then this Lease shall continue in full force and effect on the following terms: (i) all Base Annual Rental, Additional Rental and other sums and obligations due under this Lease shall continue unabated, and (ii) Lessee shall promptly commence and diligently prosecute restoration of such Property and Equipment related thereto to the same condition, as nearly as practicable, as prior to such Partial Taking or Casualty as approved by Lessor. Subject to the terms and provisions of the Mortgages, Lessor shall promptly make available in installments as restoration progresses an amount up to but not exceeding the amount of any award, insurance proceeds, compensation or damages received by Lessor after deducting all costs, fees and expenses incident to the collection thereof, including all costs and expenses incurred by Lessor and Lender in connection therewith (the "Net Restoration Amount"), upon request of Lessee accompanied by evidence reasonably satisfactory to Lessor that such amount has been paid or is due and payable and is properly a part of such costs and that Lessee has complied with the terms of Section 18 above in connection with the restoration. Prior to the disbursement of any portion of the Net Restoration Amount with respect to a Casualty, Lessee shall provide evidence reasonably satisfactory to Lessor of the payment of restoration expenses by Lessee up to the amount of any applicable insurance deductible applicable to such Casualty. Lessor shall be entitled to keep any portion of the Net Restoration Amount which may be in excess of the cost of restoration, and Lessee shall bear all additional costs, fees and expenses of such restoration in excess of the Net Restoration Amount. If this Lease is terminated with respect to any Property and Equipment related thereto as a result of a Casualty, simultaneously with such termination Lessee shall pay Lessor an amount equal to any applicable insurance deductible applicable to such Casualty.

      E. Any loss under any property damage insurance required to be maintained by Lessee shall be adjusted by Lessor and Lessee. Subject to the terms and provisions of the Mortgages, any award relating to a Total Taking or a Partial Taking shall be adjusted by Lessor or, at Lessor's election, Lessee. Notwithstanding the foregoing or any other provisions of this Section to the contrary but subject to the terms and provisions of the Mortgages, if at the time of any Taking or any Casualty or at any time thereafter an Event of Default shall have occurred and be continuing under this Lease, Lessor is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee's claim, if any, for an award on account of such Taking or for insurance proceeds on account of such Casualty and to collect such award or proceeds and apply the same, after deducting all costs, fees and expenses incident to the collection thereof, to the curing of such default and any other then existing default under this Lease and/or to the payment of any amounts owed by Lessee to Lessor under this Lease, in such order, priority and proportions as Lessor in its discretion shall deem proper.

SCS Finance I, L.P.

      F. Notwithstanding the foregoing, nothing in this Section 21 shall be construed as limiting or otherwise adversely affecting the representations, warranties, covenants and characterizations set forth in Lease, including, without limitation, those provisions set forth in Section 3 of this Lease.

      22. INSPECTION. Lessor and its authorized representatives shall have the right during normal business hours upon two Business Days' prior telephonic notice (or at any time in the event of an emergency or after and during the continuance of an Event of Default) to enter any of the Properties or any part thereof at reasonable times in order to inspect the same (including, without limitation, the Equipment) and make photographic or other evidence concerning Lessee's compliance with the terms of this Lease or in order to show the Properties and Equipment to prospective purchasers and lenders; provided that any such Person shall conduct such activities in a manner that does not unreasonably interfere with the operation of any of the Properties or Equipment. Lessee shall also make the Leasehold Equipment available for inspection at the Equipment Premises during normal business hours upon, so long as no Event of Default has occurred and is continuing, 24-hours' prior telephonic notice (or at any time in the event of an emergency). Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of any of the Properties and any other loss occasioned by such entry so long as Lessor shall have used reasonable efforts not to unreasonably interrupt Lessee's normal business operations. Lessee shall keep and maintain at the Properties or Lessee's corporate headquarters full, complete and appropriate books of account and records of Lessee's business relating to the Properties and the Equipment in accordance with GAAP. Lessee's books and records relating to the Properties and Equipment, during Lessee's normal business hours, be open for inspection by Lessor, Lender and their respective auditors or other authorized representatives upon, so long as no Event of Default has occurred and is continuing, two Business Days' prior telephonic notice and shall show such information as is reasonably necessary to determine compliance with Lessor's obligations under the Loan Documents and/or Equipment Loan Documents.

      23. DISTRIBUTOR AGREEMENT. Lessee shall maintain the Distributor Agreement in full force and effect and perform its obligations thereunder in all material respects. Lessee shall give prompt notice to Lessor of any claim of default by or to Lessee under the Distributor Agreement and shall provide Lessor with a copy of any default notice given or received by Lessee under the Distributor Agreement and any information submitted or referenced in support of such claim of default. Lessee shall also give prompt notice to Lessor of any extensions, renewals or replacements of the Distributor Agreement and the expiration or termination of the Distributor Agreement.

      24. DEFAULT, REMEDIES AND MEASURE OF DAMAGES. A. Each of the following shall be an event of default under this Lease (each, an "Event of Default"):

      (i) If any representation or warranty of Lessee set forth in this Lease is false in any material respect, or if Lessee renders any statement or account which is false in any material respect;

      (ii) If any rent or other monetary sum due under this Lease is not paid within five days after the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, Lessor shall not be entitled to exercise its remedies set forth below unless and until Lessor shall have given Lessee notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured;

      (iii) Subject to the provisions of Section 9, if Lessee fails to pay, prior to delinquency, any taxes, assessments or other charges the failure of which to pay will result in the imposition of a lien against any of the Properties or Equipment pursuant to Applicable Regulations and such taxes, assessments or other charges are not being contested in accordance with the terms of this Lease;

      (iv) If any of the Lessee Parties becomes insolvent within the meaning of the Code, files or notifies Lessor that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either a petition under the Code or an Action (and, if such petition or Action is involuntary, such petition or Action is not dismissed within 60 days), or is not generally paying its debts as the same become due;

      (v) If Lessee vacates or abandons any of the Properties or the Equipment other than in accordance with the provisions of Section 14 of this Lease;

SCS Finance I, L.P.

      (vi) If Lessee shall fail to maintain insurance in accordance with the requirements of Section 11 of this Lease;

      (vii) If Lessee fails to observe or perform any of the other covenants (except with respect to a breach of the Corporate Fixed Charge Coverage Ratio, which breach is addressed in Subitem (xii) below), conditions, or obligations of this Lease; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or property of Lessor in immediate jeopardy, and is within the reasonable power of Lessee to cure within the period provided below after receipt of notice thereof, all as determined by Lessor in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lessor shall have given Lessee notice thereof and a period of 30 days shall have elapsed, during which period Lessee may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, as determined by Lessor in its reasonable discretion, and Lessee is diligently pursuing a cure of such failure, then Lessee shall have a reasonable period to cure such failure beyond such 30-day period, which shall in no event exceed 90 days after receiving notice of such failure from Lessor. If Lessee shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. Notwithstanding anything in this subitem
(vii) to the contrary, if a breach of one or more of the covenants in Section 6.F. shall have occurred as a result of any occurrence or event or series of occurrences or events and that occurrence or event or series of occurrences or events may be, or shall be required to be, Remediated under applicable Environmental Laws or directive of any Governmental Authority having jurisdiction over such matter, the cure period for such breach of that covenant or those covenants shall be deemed extended if Lessee promptly commences the process of effecting the Remediation of such occurrence or event or series of occurrences or events within the cure period set forth in this subitem (vii) and Lessee continuously and diligently pursues and completes such Remediation in accordance with applicable Environmental Laws and directives of any Governmental Authority having jurisdiction over such matter until either: (i) Lessee ceases the Remediation in accordance with this subitem (vii); or (ii) completes the Remediation;

      (viii) If there is an "Event of Default" or a breach or default, after the passage of all applicable notice and cure or grace periods, under any of the Other Agreements;

      (ix) If a final, nonappealable judgment is rendered by a court against any of the Lessee Parties which (i) has a Material Adverse Effect on the operation of any of the Properties or the Equipment, or (ii) is in an amount greater than $350,000.00 with respect to Lessee, or $700,000.00 with respect to Guarantor, and not covered by insurance, and, in either case, is not discharged or provision made for such discharge within 60 days from the date of entry of such judgment;

      (x) If there is an "Event of Default" that has occurred and is continuing under the Related Lease, or breach or default by Lessee, after the passage of all applicable notice and cure or grace periods under any of the Premises Leases, or if any of the Premises Leases is terminated prior to the expiration or earlier termination of this Lease and not replaced promptly by a similar Lease with respect to the affected Equipment Premises;

      (xi) If there is a breach or default by Lessee, after the passage of all applicable notice and cure or grace periods, the Distributor Agreement terminates or expires prior to the end of the Lease Term and a substitute agreement for the terminated or expired agreement is not entered into to allow Lessee to operate the Properties and Equipment Premises as a Permitted Concept prior to such expiration or termination, which substitute agreement shall be in form and substance reasonably satisfactory to Lessor; or

      (xii) If there is a breach of the Corporate Fixed Charge Coverage Ratio requirement contained in Section 59, Lessor shall have given notice thereof and Lessee shall have failed within a period of 10 days from delivery of such notice to provide Lessor with evidence that the Guarantor maintained a Corporate Fixed Charge Coverage Ratio of at least 1.25:1, determined for Guarantor's last complete fiscal year during the Lease Term. For purposes of this Subitem (xii), when determining whether Guarantor has maintained a Corporate Fixed Charge Coverage Ratio (but not with respect to the Corporate Fixed Charge Coverage Ratio of Lessee), the term "Corporate Fixed Charge Coverage Ratio" shall mean with respect to each such fiscal year, the ratio calculated for such fiscal

SCS Finance I, L.P.

year, each as determined in accordance with GAAP, of (a) the sum of Net Income, Depreciation and Amortization, Interest Expense and Operating Lease Expense, minus income taxes or charges equivalent to income taxes allocable to the period of determination, to (b) the sum of, without duplication, Operating Lease Expense, scheduled principal payments of long term Debt, scheduled maturities of all Capital Leases and Interest Expense (excluding non-cash interest expense and amortization of non-cash financing expenses) for such fiscal year.

      For purposes of this Subitem (xii), the following terms shall be defined as set forth below:

            "Capital Lease" shall mean all leases of any property, whether real, personal or mixed, by Guarantor, which lease would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of Guarantor. The term "Capital Lease" shall not include any operating lease.

            "Debt" shall mean with respect to Guarantor, and for the period of determination (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, indentures, notes or similar instruments, (iii) obligations to pay the deferred purchase price of property or services,
      (iv) obligations under leases which should be, in accordance with GAAP, recorded as Capital Leases, and (v) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

            "Depreciation and Amortization" shall mean the depreciation and amortization accruing during any period of determination with respect to Guarantor, as determined in accordance with GAAP.

            "Interest Expense" shall mean for any period of determination, the sum of all interest accrued or which should be accrued in respect of all Debt of Guarantor, as determined in accordance with GAAP.

            "Net Income" shall mean with respect to the period of determination, the net income or net loss of Guarantor. In determining the amount of Net Income, (i) adjustments shall be made for nonrecurring gains and losses or non-cash items allocable to the period of determination, (ii) deductions shall be made for, among other things, Depreciation and Amortization, Interest Expense, Operating Lease Expense and actual corporate and district overhead expense allocable to the period of determination, and
      (iii) no deductions shall be made for income taxes or charges equivalent to income taxes allocable to the period of determination, as determined in accordance with GAAP.

            "Operating Lease Expense" shall mean the sum of all payments and expenses incurred by Guarantor under any operating leases during the period of determination, as determined in accordance with GAAP.

      B. Upon the occurrence of an Event of Default, with or without notice or demand, except the notice prior to default required under certain circumstances by subsection A. above or such other notice as may be required by statute and cannot be waived by Lessee (all other notices being hereby waived), Lessor shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, including without limitation, any one or more of the following as well as the applicable remedies set forth on the attached Schedule II:

      (i) To terminate this Lease, whereupon Lessee's right to possession of the Properties and Equipment shall cease and this Lease, except as to Lessee's liability, shall be terminated.

      (ii) To reenter and take possession of any or all of the Properties and Equipment, any or all Personal Property located on or at any or all of the Properties in which Lessor shall have a landlord's lien and/or security interest, and, to the extent permissible, all franchises, licenses, area development agreements, permits and other rights or privileges of Lessee pertaining to the use and operation of any or all of the Properties and Equipment and to expel Lessee and those claiming under or through Lessee, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. No notice from Lessor hereunder or under a forcible entry and detainer statute or similar law shall constitute

SCS Finance I, L.P.

an election by Lessor to terminate this Lease unless such notice specifically so states. If Lessee shall, after default, voluntarily give up possession of any of the Properties or Equipment to Lessor, deliver to Lessor or its agents the keys to any of the Properties, or both, such actions shall be deemed to be in compliance with Lessor's rights and the acceptance thereof by Lessor or its agents shall not be deemed to constitute a termination of this Lease. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

      (iii) To seize all Personal Property located on or at any or all of the Properties, in which Lessor shall have a landlord's lien and/or security interest, and to dispose thereof in accordance with the laws prevailing at the time and place of such seizure or to remove all or any portion of such property and cause the same to be stored in a public warehouse or elsewhere at Lessee's sole expense, without becoming liable for any loss or damage resulting therefrom and without resorting to legal or judicial process, procedure or action.

      (iv) To bring an action against Lessee for any damages sustained by Lessor or any equitable relief available to Lessor.

      (v) To relet any or all of the Properties and Equipment or any part thereof for such term or terms (including a term which extends beyond the original Lease Term), at such rentals and upon such other terms as Lessor, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the rental and other sums due from Lessee in such order as Lessor may, in it sole discretion, determine, which other sums include, without limitation, all repossession costs, brokerage commissions, attorneys' fees and expenses, employee expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting. Except to the extent required by applicable law, Lessor shall have no obligation to relet any of the Properties or Equipment or any part thereof and shall in no event be liable for refusal or failure to relet any of the Properties or Equipment or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Lessee of any liability under this Lease or otherwise to affect any such liability. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

      (vi) (x) To recover from Lessee all rent and other monetary sums then due and owing under this Lease and (y) to accelerate and recover from Lessee all rent and other monetary sums scheduled to become due and owing under this Lease after the date of such breach for the entire original scheduled Lease Term.

      (vii) To recover from Lessee all costs and expenses, including reasonable attorneys' fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Lessor as a result of such breach, regardless of whether or not legal proceedings are actually commenced.

      (viii) To immediately or at any time thereafter, and with or without notice, at Lessor's sole option but without any obligation to do so, correct such breach or default and charge Lessee all costs and expenses incurred by Lessor therein. Any sum or sums so paid by Lessor, together with interest at the Default Rate, shall be deemed to be Additional Rental hereunder and shall be immediately due from Lessee to Lessor. Any such acts by Lessor in correcting Lessee's breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Lessor's right to exercise any or all remedies set forth herein.

      (ix) To immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Lessee held by Lessor under this Lease against any sum owing by Lessee hereunder.

      (x) To seek any equitable relief available to Lessor, including, without limitation, the right of specific performance.

      All powers and remedies given by this Section to Lessor, subject to applicable law, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Lessor under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants

SCS Finance I, L.P.

and agreements of Lessee contained in this Lease, and no delay or omission of Lessor to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto. Every power and remedy given by this Section or by law to Lessor may be exercised from time to time, and as often as may be deemed expedient, by Lessor, subject at all times to Lessor's right in its sole judgment to discontinue any work commenced by Lessor or change any course of action undertaken by Lessor.

      If Lessee shall fail to observe or perform any of its obligations under this Lease or in the event of an emergency, then, without waiving any Event of Default which may result from such failure or emergency, Lessor may, but without any obligation to do so, take all actions, including, without limitation, entry upon any or all of the Properties to perform Lessee's obligations, immediately and without notice in the case of an emergency and upon five days written notice to Lessee in all other cases. All expenses incurred by Lessor in connection with performing such obligations, including, without limitation, reasonable attorneys' fees and expenses, together with interest at the Default Rate from the date any such expenses were incurred by Lessor until the date of payment by Lessee, shall constitute Additional Rental and shall be paid by Lessee to Lessor upon demand.

      25. LIENS; MORTGAGES, SUBORDINATION AND ATTORNMENT. Lessor's interest in this Lease and/or any of the Properties and Equipment shall not be subordinate to any liens or encumbrances placed upon any of the Properties and Equipment by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. Lessee shall keep the Properties and Equipment free from any liens for work performed, materials furnished or obligations incurred by Lessee except Permitted Liens. NOTICE IS HEREBY GIVEN THAT, UNLESS LESSOR'S PRIOR WRITTEN CONSENT IS OBTAINED, LESSEE IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST, DEED TO SECURE DEBT, SECURITY INTEREST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF ANY OF THE PROPERTIES, EQUIPMENT, THE PERSONAL PROPERTY OR LESSEE'S LEASEHOLD INTEREST IN THE PROPERTIES AND EQUIPMENT EXCEPT PERMITTED LIENS, AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID. FURTHERMORE, ANY SUCH PURPORTED TRANSACTION SHALL BE DEEMED A TORTIOUS INTERFERENCE WITH LESSOR'S RELATIONSHIP WITH LESSEE AND LESSOR'S OWNERSHIP OF THE PROPERTIES.

      This Lease at all times shall automatically be subordinate to the Mortgages and Equipment Loan Documents and to the lien and security interest of any and all ground leases, mortgages, deeds to secure debt, security agreements and trust deeds now or hereafter placed upon any of the Properties or Equipment by Lessor, and Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien and security interest of the Mortgages and Equipment Loan Documents and any or all such ground leases, mortgages, deeds to secure debt, security agreements or trust deeds as shall be desired by Lessor, or any present or proposed mortgagees, secured parties or lenders under deeds to secure debt, security agreements or trust deeds.

      If any landlord, mortgagee, receiver, Lender or other secured party validly exercises its right to elect to have this Lease and the interest of Lessee hereunder be superior to any of the Mortgages, Equipment Loan Documents or any such ground lease, mortgage, deed to secure debt, security agreement or trust deed and evidences such election by written notice given to Lessee, then this Lease and the interest of Lessee hereunder shall be deemed superior to any such Mortgage, Equipment Loan Document, ground lease, mortgage, deed to secure debt, security agreement or trust deed, whether this Lease was executed before or after such Mortgage, Equipment Loan Document, ground lease, mortgage, deed to secure debt, security agreement or trust deed and in that event such landlord, mortgagee, receiver, Lender or other secured party shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of such Mortgage, Equipment Loan Document, ground lease, mortgage, deed to secure debt, security agreement or trust deed and had been assigned to such landlord, mortgagee, receiver, Lender or other secured party.

      Although the foregoing provisions shall be self-operative and no future instrument of subordination shall be required, upon request by Lessor, Lessee shall execute and deliver whatever instruments may be required for such purposes, and in the event Lessee fails so to do within 10 days after demand, Lessee does hereby make, constitute and irrevocably appoint Lessor as its agent and attorney-in-fact and in its name, place and stead so to do, which appointment shall be deemed coupled with an interest.

SCS Finance I, L.P.

      In the event any purchaser or assignee of Lender at a foreclosure sale acquires title to any of the Properties or Equipment, or in the event Lender or any assignee otherwise succeeds to the rights of Lessor as landlord under this Lease, Lessee shall attorn to Lender or such purchaser or assignee, as the case may be (a "Successor Lessor"), and recognize the Successor Lessor as lessor under this Lease, and, if the Successor Lessor in its sole discretion elects to recognize Lessee's tenancy under this Lease, this Lease shall continue in full force and effect as a direct lease between the Successor Lessor and Lessee, provided that the Successor Lessor shall only be liable for any obligations of the lessor under this Lease which accrue after the date that such Successor Lessor acquires title. The foregoing provision shall be self operative and effective without the execution of any further instruments.

      Lessee shall give written notice to any lender of Lessor having a recorded lien or perfected security interest upon any of the Properties and Equipment or any part thereof of which Lessee has been notified of any breach or default by Lessor of any of its obligations under this Lease simultaneously with the giving of such notice to Lessor, and Lessee shall give such lender at least 60 days beyond any notice period to which Lessor might be entitled to cure such default before Lessee may exercise any remedy with respect thereto. Upon request by Lessor, Lessee shall also provide Lessee's most recent audited financial statements to Lessor or any such lender and certify the continuing accuracy of such financial statements in such manner as Lessor or such lender may request.

      26. ESTOPPEL CERTIFICATE. A. At any time, and from time to time, Lessee shall, promptly and in no event later than fifteen (15) days after a request from Lessor or Lender, execute, acknowledge and deliver to Lessor or Lender a certificate in the form supplied by Lessor, Lender or any present or proposed mortgagee or purchaser designated by Lessor, certifying: (i) that Lessee has accepted the Properties and Equipment (or, if Lessee has not done so, that Lessee has not accepted the Properties, and specifying the reasons therefor);
(ii) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (iii) the commencement and expiration dates of the Lease Term, including the terms of any extension options of Lessee; (iv) the date to which the rentals have been paid under this Lease and the amount thereof then payable; (v) whether there are then any existing defaults by Lessor in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (vi) that no notice has been received by Lessee of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (vii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Lessee;
(viii) that neither Lessor nor Lender has actual involvement in the management or control of decision making related to the operational aspects or the day-to-day operations of the Properties, including the USTs or the handling or disposal of Hazardous Materials; and (ix) any other information reasonably requested by Lessor, Lender or such present or proposed mortgagee or purchaser.

      B. If Lessee shall fail or refuse to sign a certificate in accordance with the provisions of this Section within fifteen (15) days following a request by Lessor, Lessee irrevocably constitutes and appoints Lessor as its attorney-in-fact to execute and deliver the certificate to any third party requesting such certificate, it being stipulated that such power of attorney is coupled with an interest and is irrevocable and binding; provided, however, that Lessor's execution and delivery of such certificate on behalf of Lessee shall not cure any default arising by reason of Lessee's failure to execute and deliver such certificate.

      27. ASSIGNMENT. A. If Lender shall succeed to the rights of Lessor as landlord under this Lease, whether through foreclosure of the liens or security interests of the Mortgages or Equipment Loan Documents, deeds-in-lieu of foreclosure or otherwise, Lender, as lessor, shall have the right to sell or convey all, but not less than all, of the Properties and Equipment or to assign its right, title and interest as Lessor under this Lease in whole, but not in part. In the event of any such sale or assignment other than a security assignment, Lessee shall attorn to such purchaser or assignee and Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale (provided, however, nothing in this Section 27 shall impose liability on Lender or such purchaser or assignee, as lessor, for the obligations of Lessor accruing under this Lease prior to the time Lender or such purchaser or assignee, as the case may be, succeeds to Lessor's rights as lessor under this Lease). Otherwise, and except as permitted pursuant to the Loan Documents or Equipment Loan Documents, Lessor shall not have the right to sell or convey the Properties or Equipment or to assign its right, title and interest as lessor under this Lease in whole or in part.

SCS Finance I, L.P.

      B. Lessee acknowledges that Lessor has relied both on the business experience and creditworthiness of Lessee and upon the particular purposes for which Lessee intends to use the Properties and Equipment in entering into this Lease. Without the prior written consent of Lessor: (i) Lessee shall not assign, transfer, convey, pledge or mortgage this Lease or any interest therein, whether by operation of law or otherwise; (ii) no Change of Control shall occur; and
(iii) Lessee shall not sublet all or any part of any of the Properties or Equipment except as expressly provided herein (each of items (i) through (iv) are hereinafter referred to as a "Prohibited Transaction"). In addition, no interest in any of the Lessee Parties, or in any individual or person owning directly or indirectly any interest in any of the Lessee Parties, shall be knowingly transferred, assigned or conveyed to any individual or person whose property or interests are subject to being blocked under any of the Terrorism Laws and/or who is in violation of any of the Terrorism Laws.

      Lessor's consent to a Prohibited Transaction shall be subject to the satisfaction of such conditions as Lessor shall determine in its sole discretion, including, without limitation, (i) Lessor having obtained the consent of Lender to the Prohibited Transaction, (ii) Lessee having executed and delivered such modifications to the terms of this Lease as Lessor shall reasonably request, (iii) the Prohibited Transaction having been approved by each of the rating agencies which have issued ratings in connection with any Securitization as well as any other rating agency selected by Lender, (iv) the proposed transferee, as applicable, having assumed this Lease (as modified pursuant to clause (ii) above), (v) payment to Lessor of any rentals owing under a sublease which are in excess of any rentals owing under this Lease, and (vi) the proposed transferee having satisfactory creditworthiness and satisfactory experience operating a Permitted Concept. In addition, any such consent shall be conditioned upon the payment by Lessee to Lessor of (x) a fee equal to one percent (1%) of the then outstanding principal balance of the Notes and Equipment Notes and (y) all out-of-pocket costs and expenses incurred by Lessor in connection with such consent, including, without limitation, reasonable attorneys' fees. The provisions of this Section shall apply to every Prohibited Transaction regardless of whether voluntary or not, or whether or not Lessor has consented to any previous Prohibited Transaction. No assignment of this Lease or subletting of any of the Properties shall relieve Lessee of its obligations under this Lease or any guarantor of this Lease of any of its obligations under its guaranty. Any Prohibited Transaction in violation of this Section shall be voidable at the sole option of Lessor.

      29. NOTICES. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Lease shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next Business Day, if delivered by express overnight delivery service, or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

          If to Lessee:                   Southwest Convenience Stores, L.P.
                                          c/o Alon Interests USA, LLC
                                          7616 LBJ Freeway, Suite 300
                                          Dallas, Texas 75251-1100
                                          Attn: General Counsel
                                          Telephone: (972) 367-4000
                                          Telecopy: (972) 367-3724

                        with copies to:

                                          Alon Interests USA, LLC
                                          7616 LBJ Freeway, Suite 300
                                          Dallas, Texas 75251-1100
                                          Attn: Chief Financial Officer
                                          Telephone: (972) 367-4000
                                          Telecopy: (972) 367-3726

SCS Finance I, L.P.

          If to Lessor:                   SCS Finance I, L.P.
                                          c/o SCS Finance, Inc.
                                          7616 LBJ Freeway, Suite 300
                                          Dallas, Texas 75251-1100
                                          Attn: General Counsel
                                          Telephone: (972) 367-4000
                                          Telecopy: (972) 367-3724

                        with copies to:

                                          SCS Finance, Inc.
                                          c/o Alon USA LP
                                          7616 LBJ Freeway, Suite 300
                                          Dallas, Texas 75251-1100
                                          Attn: Chief Financial Officer
                                          Telephone: (972) 367-4000
                                          Telecopy: (972) 367-3726

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. No such notices, consents, approvals or other communications shall be valid unless Lender receives a duplicate original thereof at the following address:

                                    GE Capital Franchise Finance Corporation
                                    17207 North Perimeter Drive
                                    Scottsdale, AZ 85255
                                    Attention: General Counsel
                                    Telephone: (480) 585-4500
                                    Telecopy:  (480) 585-2226

or to such other address or such other person as Lender may from time to time specify to Lessor and Lessee in a notice delivered in the manner provided above.

      30. HOLDING OVER. If Lessee remains in possession of any of the Properties or the Equipment after the expiration of the Lease Term, Lessee, at Lessor's option and within Lessor's sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay rentals and other sums in the amounts herein provided, except that the Base Monthly Rental shall be automatically doubled, and comply with all the terms of this Lease; provided that nothing herein nor the acceptance of rent by Lessor shall be deemed a consent to such holding over. Lessee shall defend, indemnify, protect and hold the Indemnified Parties harmless from and against any and all Losses resulting from Lessee's failure to surrender possession upon the expiration of the Lease Term, including, without limitation, any claims made by any succeeding lessee.

      31. LANDLORD'S LIEN/SECURITY INTEREST. Lessee agrees that Lessor shall have a landlord's lien, and additionally hereby separately grants to Lessor a first and prior security interest, in, on and against all Personal Property, which lien and security interest shall secure the payment of all rental and other charges payable by Lessee to Lessor under the terms hereof and all other obligations of Lessee to Lessor under this Lease. Lessee authorizes Lessor to file financing statements with respect to the Personal Property, continuation statements with respect thereto, and any amendments to such financing statements which may be necessitated by reason of any of the changes described in the last sentence of this Section. Furthermore, at any time, and from time to time, Lessee shall, promptly and in no event later than fifteen (15) days after a request from Lessor, execute, acknowledge and deliver to Lessor such financing statements and other documents as Lessor may then deem appropriate or necessary to perfect and maintain said lien and security interest. Lessee expressly acknowledges and agrees that, in addition to any and all other rights and remedies of Lessor whether hereunder or at law or in equity, in the event of any default of Lessee hereunder, Lessor shall have any and all rights and remedies granted a secured party under the Uniform Commercial Code then in effect in the state of Arizona (the "UCC"). Lessee represents that its exact legal name and state of incorporation is as set forth in the first paragraph of this Lease. Lessee shall preserve its current form of organization and shall not change its legal name, its state of formation, nor, in one transaction or a series of related

SCS Finance I, L.P.

transactions, merge with or into, or consolidate with, any other entity without providing, in each case, Lessor with thirty (30) days' prior written notice and obtaining Lessor's prior written consent (to the extent such consent is required under Section 27 of this Lease). Lessee agrees that, notwithstanding any provision in the UCC to the contrary, Lessee shall not file a termination statement of any financing statement filed by Lessor in connection with any security interest granted under this Lease if Lessor reasonably objects to the filing of such termination statement.

      32. REMOVAL OF PERSONAL PROPERTY. At the expiration of the Lease Term, and so long as no Event of Default has occurred and is continuing or no event, which with the passage of time, the giving of notice or both, would result in the occurrence of an Event of Default, has occurred and is continuing, Lessee may remove all Personal Property from the Properties. Lessee shall repair any damage caused by such removal and shall leave the Properties broom clean and in good and working condition and repair inside and out. Any property of Lessee left on the Properties on the tenth day following the expiration of the Lease Term shall, at Lessor's option, automatically and immediately become the property of Lessor.

      33. FINANCIAL STATEMENTS. Within 45 days after the end of each of the first three fiscal quarters and within 120 days after the end of each fiscal year of Lessee, Lessee shall deliver to Lessor and Lender (i) complete financial statements of the Lessee Parties including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended; and (ii) income statements for the business at each of the Properties. All such financial statements shall be prepared in accordance with GAAP from period to period, and shall be certified by Lessee (or the Treasurer or other appropriate officer of Lessee) to fairly present the financial condition of the Lessee Party whose financial statements they are. Lessee understands that Lessor and Lender will rely upon such financial statements and Lessee represents that such reliance is reasonable. In the event the property and business at the Properties is ordinarily consolidated with other business for financial statement purposes, such financial statements shall be prepared on a consolidated basis showing separately the sales, profits and losses, assets and liabilities pertaining to each of the Properties with the basis for allocation of overhead of other charges being clearly set forth. The financial statements delivered to Lessor and Lender need not be audited, but Lessee shall deliver to Lessor and Lender copies of any audited financial statements of Lessee which may be prepared, as soon as they are available.

      34. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, fire or other casualty beyond the control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other monies to be paid by Lessee pursuant to this Lease and any indemnification obligations imposed upon Lessee under this Lease.

      35. TIME IS OF THE ESSENCE. Time is of the essence with respect to each and every provision of this Lease in which time is a factor.

      36. LESSOR'S LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that (i) there shall be absolutely no personal liability on the part of Lessor, its successors or assigns and the trustees, members, partners, shareholders, officers, directors, employees and agents of Lessor and its successors or assigns, to Lessee with respect to any of the terms, covenants and conditions of this Lease,
(ii) Lessee waives all claims, demands and causes of action against the trustees, members, partners, shareholders, officers, directors, employees and agents of Lessor and its successors or assigns in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, and (iii) Lessee shall look solely to the Properties and Equipment for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, or any other matter in connection with this Lease, the Properties or the Equipment, such exculpation of liability to be absolute and without any exception whatsoever.

      37. CONSENT OF LESSOR. (a) Unless specified otherwise herein, Lessor's consent to any request of Lessee may be conditioned or withheld in Lessor's sole discretion. Lessor shall have no liability for damages

SCS Finance I, L.P.

resulting from Lessor's failure to give any consent, approval or instruction reserved to Lessor, Lessee's sole remedy in any such event being an action for injunctive relief.

      (b) It is understood and agreed that to the extent Lessor is required to obtain the consent, approval, agreement or waiver of Lender with respect to a matter for which Lessor's approval has been requested under this Lease, Lessor shall in no event be deemed to have unreasonably withheld Lessor's consent, approval, agreement or waiver thereof if Lender shall not have given its approval if required.

      38. WAIVER AND AMENDMENT. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No acceptance by Lessor of an amount less than the monthly rent and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Lessor's right to collect any unpaid amounts or an accord and satisfaction.

      39. SUCCESSORS BOUND. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

      40. NO MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not result in a merger of Lessor's and Lessee's estates, and shall, at the option of Lessor, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Lessor of any or all of such subleases or subtenancies.

      41. CAPTIONS. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

      42. SEVERABILITY. The provisions of this Lease shall be deemed severable. If any part of this Lease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

      43. CHARACTERIZATION. A. It is the intent of the parties hereto that the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein. None of the agreements contained herein, is intended, nor shall the same be deemed or construed, to create a partnership between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, nor to make Lessor in any way responsible for the debts, obligations or losses of Lessee.

      B. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

      44. EASEMENTS. During the Lease Term Lessor shall have the right to grant utility easements on, over, under and above any of the Properties without the prior consent of Lessee, provided that such easements will not materially interfere with Lessee's long-term use of such Properties.

      45. BANKRUPTCY. A. As a material inducement to Lessor executing this Lease, Lessee acknowledges and agrees that Lessor is relying upon (i) the financial condition and specific operating experience of Lessee and Lessee's obligation to use each of the Properties specifically in accordance with system-wide requirements imposed from time to time on Permitted Concepts, (ii) Lessee's timely performance of all of its obligations under this Lease

SCS Finance I, L.P.

as to all Properties and Equipment notwithstanding the entry of an order for relief under the Code for Lessee and (iii) all defaults under this Lease as to all Properties and Equipment being cured promptly and this Lease being assumed within 60 days of any order for relief entered under the Code for Lessee, or this Lease being rejected within such 60 day period and the Properties surrendered to Lessor.

      Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Lessee hereby agrees that:

      (i) All obligations that accrue or become due under this Lease (including the obligation to pay rent), from and after the date that an Action is commenced shall be timely performed as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Lessor;

      (ii) Any and all obligations under this Lease that accrue or become due from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;

      (iii) Any extension of the time period within which Lessee may assume or reject this Lease without an obligation to cause all obligations accruing or coming due under this Lease from and after the date that an Action is commenced to be performed as and when required under this Lease shall be harmful and prejudicial to Lessor;

      (iv) Any time period designated as the period within which Lessee must cure all defaults and compensate Lessor for all pecuniary losses which extends beyond the date of assumption of this Lease shall be harmful and prejudicial to Lessor;

      (v) Any assignment of this Lease must result in all terms and conditions of this Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of this Lease without the express written consent of Lessor shall be harmful and prejudicial to Lessor;

      (vi) Any proposed assignment of this Lease to an assignee: (a) that will not use the Properties or Equipment specifically as a Permitted Concept in accordance with the Distributor Agreement and any applicable franchise, license and/or area development agreements then in effect with respect to the Properties or Equipment Premises, or (b) that does not possess financial condition, operating performance and experience characteristics equal to or better than the financial condition, operating performance and experience of the Lessee Parties as of the Effective Date, shall be harmful and prejudicial to Lessor;

      (vii) The rejection (or deemed rejection) of this Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Code, and Lessee stipulates that such automatic stay shall be lifted immediately and possession of the Properties and Equipment will be delivered to Lessor immediately without the necessity of any further action by Lessor; and

      (viii) This Lease shall at all times be treated as consistent with the specific characterizations set forth in Section 3 of this Lease, and assumption or rejection of this Lease shall be (a) in its entirety, (b) for all of the Properties, and (c) in strict accordance with the specific terms and conditions of this Lease.

      B. No provision of this Lease shall be deemed a waiver of Lessor's rights or remedies under the Code or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Lessee's obligations under this Lease, or to regain possession of the Properties and Equipment as a result of the failure of Lessee to comply with the terms and conditions of this Lease or the Code.

      C. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as such, shall constitute "rent" for the purposes of the Code.

SCS Finance I, L.P.

      D. For purposes of this Section addressing the rights and obligations of Lessor and Lessee in the event that an Action is commenced, the term "Lessee" shall include Lessee's successor in bankruptcy, whether a trustee, Lessee as debtor in possession or other responsible person.

      46. NO OFFER. No contractual or other rights shall exist between Lessor and Lessee with respect to the Properties and Equipment until both have executed and delivered this Lease, notwithstanding that deposits may have been received by Lessor and notwithstanding that Lessor may have delivered to Lessee an unexecuted copy of this Lease. The submission of this Lease to Lessee shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Lessee to lease or otherwise create any interest on the part of Lessee in the Properties and Equipment.

      47. OTHER DOCUMENTS. Each of the parties agrees to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, documents and assurances as may be reasonably required or deemed advisable to carry into effect the purposes of this Lease, to perfect any lien or security interest granted in this Lease and for the better assuring and confirming of all of Lessor's rights, powers and remedies under this Lease.

      48. ATTORNEYS' FEES. In the event of any judicial or other adversarial proceeding between the parties concerning this Lease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled. In addition, Lessor shall, upon demand, be entitled to all reasonable attorneys' fees and all other costs incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced.

      49. ENTIRE AGREEMENT. This Lease and any other instruments or agreements referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided. Without limiting the foregoing, Lessee specifically acknowledges that neither Lessor nor any agent, officer, employee or representative of Lessor has made any representation or warranty regarding the projected profitability of the business to be conducted on the Properties. Furthermore, Lessee acknowledges that Lessor did not prepare or assist in the preparation of any of the projected figures used by Lessee in analyzing the economic viability and feasibility of the business to be conducted by Lessee at the Properties.

      50. FORUM SELECTION; JURISDICTION; VENUE; CHOICE OF LAW. Lessee acknowledges that this Lease was substantially negotiated in the State of Arizona, this Lease was executed and delivered in the State of Arizona, all payments under this Lease will be delivered in the State of Arizona (unless otherwise directed by Lessor or its successors) and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Lease, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona. Lessee and Lessor consent that they may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Lessee and Lessor waive and agree not to assert in any such action, suit or proceeding that they are not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. The creation of this Lease and the rights and remedies of Lessor with respect to the Properties, as provided herein and by the laws of the states in which the Properties are located, as applicable, shall be governed by and construed in accordance with the internal laws of the states in which the Properties are located, as applicable, without regard to principles of conflicts of law. With respect to other provisions of this Lease, this Lease shall be governed by the internal laws of the State of Arizona, without regard to its principles of conflicts of law. Nothing contained in this Section shall limit or restrict the right of Lessor or Lessee to commence any proceeding in the federal or state courts located in the states in which the Properties are located to the extent Lessor or Lessee deems such proceeding necessary or advisable to exercise remedies available under this Lease.

      51. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

SCS Finance I, L.P.

      52. MEMORANDUM OF MASTER LEASE. Concurrently with the execution of this Lease, Lessor and Lessee are executing the Memorandum to be recorded in the applicable real property records with respect to each of the Properties. Further, upon Lessor's request, Lessee agrees to execute and acknowledge a termination of lease and/or quit claim deed in recordable form with respect to each of the Properties to be held by Lessor and the Equipment Premises (with respect to the Equipment to be held by Lessor) until the expiration or sooner termination of the Lease Term.

      53. NO BROKERAGE. Lessor and Lessee represent and warrant to each other that they have had no conversation or negotiations with any broker concerning the leasing of the Properties. Each of Lessor and Lessee agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, costs, damages and expenses, including attorneys' fees, arising out of, resulting from or in connection with their breach of the foregoing warranty and representation.

      54. WAIVER OF JURY TRIAL AND PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES. LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE'S USE OR OCCUPANCY OF ANY OF THE PROPERTIES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, LESSEE AND LESSOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER AND ANY OF THE OTHER'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER OR ANY OF THE OTHER'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY LESSEE AND LESSOR OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

      55. RELIANCE BY ENVIRONMENTAL INSURER. Lessee acknowledges and agrees that Environmental Insurer may rely on the representations, warranties and covenants set forth in Sections 6.L, 16 and 19.B of this Lease, that Environmental Insurer is an intended third-party beneficiary of such representations, warranties and covenants and that Environmental Insurer shall have all rights and remedies available at law or in equity as a result of a breach of such representations, warranties and covenants, including to the extent applicable, the right of subrogation.

      56. LENDER'S RIGHTS. A. Lessee acknowledges and agrees that (i) Lessor has collaterally assigned all of its right, title and interest under this Lease to Lender pursuant to the Loan Documents and (ii) upon the exercise of Lender's remedies set forth in such Loan Documents, all of the rights, powers and privileges of Lessor shall be deemed the rights, powers and privileges of Lender and Lender shall be entitled to exercise all of the rights and remedies of "Lessor" under this Lease. Lessee hereby consents to, and no further consent by Lessee shall be required for, any further assignment of rights of Lessor hereunder or in connection with any transfer by Lender. All notices, certificates, reports or other information required to be delivered to Lessor under this Lease shall be delivered simultaneously to Lender in accordance with the provisions of Section 29. Notwithstanding any provision herein to the contrary, the collateral assignment of this Lease to Lender shall not be deemed to create any obligation of or liability for Lender.

      B. Lessee acknowledges and agrees that Lender may rely on all of the representations, warranties and covenants set forth in this Lease, that Lender is an intended third-party beneficiary of such representations,

SCS Finance I, L.P.

warranties and covenants and that Lender shall have all rights and remedies available at law or in equity as a result of a breach of such representations, warranties and covenants, including to the extent applicable, the right of subrogation.

      C. Lessee agrees that any consent, approval, agreement or waiver provided by Lessor pursuant to this Lease shall not be valid unless consented to in writing by Lender.

      57. DOCUMENT REVIEW. In the event Lessee makes any request upon Lessor requiring Lessor or the attorneys of Lessor to review and/or prepare (or cause to be reviewed and/or prepared) any documents, plans, specifications or other submissions in connection with or arising out of this Lease, then Lessee shall reimburse Lessor upon demand therefor for all out-of-pocket costs and expenses incurred by Lessor in connection with such review and/or preparation, including, without limitation, reasonable attorneys' fees.

      58. STATE SPECIFIC PROVISIONS. The provisions and/or remedies which are set forth on Schedule II shall be deemed a part of and included within the terms and conditions of this Lease.

      59. CORPORATE FIXED CHARGE COVERAGE RATIO. Lessee shall maintain a Corporate Fixed Charge Coverage Ratio of at least 1.25:1 for each of its fiscal years during the Lease Term. For purposes of this Section, the term "Corporate Fixed Charge Coverage Ratio" shall mean with respect to that fiscal year, the ratio calculated for such fiscal year, each as determined in accordance with GAAP, of (a) the sum of Net Income, Depreciation and Amortization, Interest Expense and Operating Lease Expense, minus income taxes or charges equivalent to income taxes allocable to that fiscal year, to (b) the sum of, without duplication, Operating Lease Expense, scheduled principal payments of long term Debt, scheduled maturities of all Capital Leases and Interest Expense (excluding non-cash interest expense and amortization of non-cash financing expenses).

      For purposes of this Section, the following terms shall be defined as set forth below:

            "Capital Lease" shall mean all leases of any property, whether real, personal or mixed, by Lessee or any of the other Lessee Parties, as applicable, which lease would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of Lessee. The term "Capital Lease" shall not include any operating lease.

            "Debt" shall mean with respect to Lessee, and for the period of determination (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, indentures, notes or similar instruments, (iii) obligations to pay the deferred purchase price of property or services,
      (iv) obligations under leases which should be, in accordance with GAAP, recorded as Capital Leases, and (v) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

            "Depreciation and Amortization" shall mean the depreciation and amortization accruing during any period of determination with respect to Lessee and the other Lessee Parties, collectively, as determined in accordance with GAAP.

            "Interest Expense" shall mean for any period of determination, the sum of all interest accrued or which should be accrued in respect of all Debt of Lessee and the other Lessee Parties, collectively, as determined in accordance with GAAP.

            "Net Income" shall mean with respect to the period of determination, the net income or net loss of Lessee and the other Lessee Parties, collectively. In determining the amount of Net Income, (i) adjustments shall be made for nonrecurring gains and losses or non-cash items allocable to the period of determination, (ii) deductions shall be made for, among other things, Depreciation and Amortization, Interest Expense, Operating Lease Expense and actual corporate and district overhead expense allocable to the period of determination, and (iii) no deductions shall be made for income taxes or charges equivalent to income taxes allocable to the period of determination, as determined in accordance with GAAP.

SCS Finance I, L.P.

            "Operating Lease Expense" shall mean the sum of all payments and expenses incurred by Lessee and the other Lessee Parties, collectively, under any operating leases during the period of determination, as determined in accordance with GAAP.

      60. PARTNERS' CAPITAL. Lessee shall at all times maintain partners' capital of at least $10,000,000.00 as determined in accordance with GAAP.

      61. EXCESS LAND. If, at any time following the Closing, the any portion of that parcel of land included in the Property referred to as Store No. 647 located at 701 N. Resler Drive, El Paso, Texas ("647 Premises") is released from the lien of the Mortgage in favor of Lender, as permitted by the Loan Documents, then this Lease shall automatically terminate as to the portion of the 647 Premises released from such Mortgage, but not as to the remaining portion of the 647 Premises, without any reduction in the Base Annual Rental, Base Monthly Rental, any Additional Rental or any other amount owing by Lessee under this Lease or any other obligation of Lessee under this Lease.

      62. PARTIAL TERMINATION OF LEASE. If Lessor has performed and satisfied all of its obligations, liabilities and duties under the Equipment Loan Documents, including, without limitation, payment of all principal and interest outstanding on the Equipment Notes, then Lessor and Lessee, at any time after the 10th anniversary of the Effective Date, may terminate this Lease as to the Leasehold Equipment only, in accordance with a termination agreement acceptable to Lender.

                             SIGNATURE PAGE FOLLOWS

SCS Finance I, L.P.

      IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the Effective Date.

                            LESSOR:

                            SCS FINANCE I, L.P., a Delaware
                            limited partnership

                            By: SCS Finance GP LLC, a Delaware limited
                                liability company, its general partner

                                By: SCS Finance, Inc., a Delaware corporation,
                                    its managing member

                                    By  /s/ JEFFREY D. MORRIS
                                        ---------------------------------------
                                        Jeffrey D. Morris, President

                            LESSEE:

                            SOUTHWEST CONVENIENCE STORES, LP, a Texas limited partnership

                            By: Alon USA Interests, LLC, a Texas limited
                                liability company, its general partner

                                By /s/ JEFFREY D. MORRIS
                                   --------------------------------------------
                                    Jeffrey D. Morris
                                    Chairman of the Board of Managers

                            U.S. Federal Tax Identification Number:

                            17526797331
                            ----------------------------------------------------

                            Organization Identification Number:

                            800127686
                            ----------------------------------------------------

                                POWER OF ATTORNEY

      Lessor may act as attorney-in-fact or otherwise on behalf of Lessee pursuant to Sections 25 and 26 of this Lease. This power of attorney is coupled with an interest, is durable and is not affected by subsequent disability or incapacity of the principal or lapse of time.

     /s/ J.R.                           /s/ J.D.M.
     -----------                        ----------
         Witness                            Lessee

                                     WITNESS

      In accordance with the requirements of Arizona Revised Statutes Section 14-5506 and other applicable law, the undersigned has executed this Lease for the purpose of witnessing the grant of the powers of attorney by Lessee to Lessor.

                                           /s/ Jen Rhodes
                                           -------------------------------------

SCS Finance I, L.P.

STATE OF ARIZONA   )
                   ) SS.
COUNTY OF MARICOPA )

      The foregoing instrument was acknowledged before me on September 27, 2002 by Jeffrey D. Morris, President of SCS Finance, Inc., a Delaware corporation, Managing Member of SCS Finance GP LLC, a Delaware limited liability company, the General Partner of SCS Finance I, L.P., a Delaware limited partnership, on behalf of the partnership.

                                                /s/ Debbie L. Suman
                                                --------------------------------
                                                Notary Public

                                                [seal]

My Commission Expires:

     5-5-06
--------------------------------------

STATE OF ARIZONA   )
                   ) SS.
COUNTY OF MARICOPA )

      The foregoing instrument was acknowledged before me on September 27, 2002 by Jeffrey D. Morris, Chairman of the Board of Managers of Alon USA Interests, LLC, a Texas limited liability company, general partner of Southwest Convenience Stores, LP, a Texas limited partnership, on behalf of the partnership.

                                                /s/ Debbie L. Suman
                                                --------------------------------
                                                Notary Public

                                                [seal]

My Commission Expires

     5-5-06
--------------------------------------

SCS Finance I, L.P.

                                       43